UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CITADEL BROADCASTING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CITADEL BROADCASTING CORPORATION

7201 West Lake Mead Boulevard, Suite 400

Las Vegas, Nevada 89128

(702) 804-5200

To the Stockholders of Citadel Broadcasting Corporation:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Citadel Broadcasting Corporation (the “Company”) to be held on Tuesday, May 22, 2007, at 8:30 a.m., eastern time, at the New York Marriott East Side Hotel, 525 Lexington Avenue, Aftor Room, New York, NY 10017.

The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the meeting. Also enclosed is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Please read these documents so you will be informed about the business to come before the meeting.

The purpose of the Annual Meeting is to elect three members of the Company’s Board of Directors, to approve the material terms of the performance objectives that may apply to performance-based awards under the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) and related modifications to the Long-Term Incentive Plan, to increase the number of shares available for issuance under the Long-Term Incentive Plan by 8,000,000 shares, to approve the adoption of the Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan, to ratify the appointment of the Company’s independent registered public accountants and to conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

You are not being asked to act on any matters relating to our proposed merger with the ABC Radio businesses of The Walt Disney Company (“Disney”), which we intend to describe to you in a separate document in the coming month. For more information relating to our proposed merger with the ABC Radio businesses, please see the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) on December 21, 2006, as amended February 14, 2007 and April 5, 2007, containing a preliminary information statement/prospectus regarding the proposed business combination with the ABC Radio businesses. That material, however, is not a substitute for the final information statement/prospectus regarding the proposed business combination that will be available after the registration statement is effective. We urge you to read the preliminary information statement/prospectus and the final information statement/prospectus when it becomes available, and any other relevant materials filed by the Company or Disney with the SEC when they become available. The information statement/prospectus and other documents which are filed by the Company and Disney with the SEC are available free of charge at the SEC’s website, www.sec.gov, or by directing a written request to Citadel Broadcasting Corporation, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, Attention: Investor Relations, or to The Walt Disney Company, 500 South Buena Vista Street, Burbank, CA 91521-9722, Attention: Shareholder Services.

Your vote is important, regardless of the number of shares you own. It is important that you mark, sign, date, and return the enclosed proxy card as soon as possible, whether or not you plan to attend the Annual Meeting. If you do later decide to attend, your proxy will be automatically revoked if you vote in person. Accordingly, you are urged to mark, sign, date, and return the proxy card now in order to ensure that your shares are represented at the meeting.

We appreciate your continued support.

Sincerely,

Farid Suleman
Chairman and Chief Executive Officer

Las Vegas, Nevada

April 18, 2007

CITADEL BROADCASTING CORPORATION

7201 West Lake Mead Boulevard, Suite 400

Las Vegas, Nevada 89128

(702) 804-5200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2007

To the Stockholders of Citadel Broadcasting Corporation:

The 2007 Annual Meeting of Stockholders of Citadel Broadcasting Corporation (the “Company”) will be held on Tuesday, May 22, 2007 at 8:30 a.m., eastern time, at the New York Marriott East Side Hotel, 525 Lexington Avenue, Aftor Room, New York, NY 10017. The purpose of the meeting is to consider and act upon:

1.	the election of three Class I directors to the Company’s Board of Directors;

2.	the approval of the material terms of the performance objectives that may apply to performance-based awards under the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) and related modifications to the Long-Term Incentive Plan;

3.	the increase in the number of shares available for issuance under the Long-Term Incentive Plan by 8,000,000 shares;

4.	the approval of the adoption of the Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan;

5.	the ratification of the appointment of Deloitte & Touche LLP to serve as independent registered public accountants for the year ending December 31, 2007; and

6.	such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 30, 2007 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

The Company’s Annual Report to Stockholders for the year ended December 31, 2006 is also enclosed.

By Order of the Board of Directors

Jacquelyn J. Orr

Secretary

Las Vegas, Nevada

April 18, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS PROMPTLY AS POSSIBLE. AS SPECIFIED IN THE ENCLOSED PROXY STATEMENT, A STOCKHOLDER MAY REVOKE A PROXY AT ANY TIME PRIOR TO ITS USE.

CITADEL BROADCASTING CORPORATION

7201 West Lake Mead Boulevard, Suite 400

Las Vegas, Nevada 89128

(702) 804-5200

PROXY STATEMENT

2007 Annual Meeting of Stockholders

Solicitation of Proxies	1

Voting Securities	2

Voting By Proxy	2

Directors and Executive Officers	4

Security Ownership of Certain Beneficial Owners and Management	5

Section 16(a) Beneficial Ownership Reporting Compliance	9

Certain Relationships and Related Transactions	10

Corporate Governance	12

Meetings and Committees of the Board Of Directors	13

Compensation of Directors and Executive Officers	18

Proposal 1—Election of Class I Directors	38

Proposal 2—Approval of the Material Terms of the Performance Objectives That May Apply To Performance-Based Awards Under the Long-Term Incentive Plan and Related Modifications to The Long-Term Incentive Plan	41

Proposal 3—Approval of the Increase in the Number of Shares Available for Issuance Under the Long-Term Incentive Plan	49

Proposal 4—Adoption of Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan	50

Proposal 5—Appointment of Independent Registered Public Accountants	52

Submission of Stockholder Proposals	53

Other Matters	54

Appendix A	A-1

Appendix B	B-1

SOLICITATION OF PROXIES

This Proxy Statement (first mailed to stockholders on or about April 23, 2007) is furnished in connection with the solicitation of proxies by Citadel Broadcasting Corporation (the “Company”) for use at the Company’s 2007 Annual Meeting of Stockholders, to be held on Tuesday, May 22, 2007, at 8:30 a.m., eastern time, at the New York Marriott East Side Hotel, 525 Lexington Avenue, Aftor Room, New York, NY 10017, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Each valid proxy received in time will be voted at the meeting according to the choice specified, if any. A proxy may be revoked at any time before the proxy is voted, as outlined below.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2006 accompanies this Proxy Statement but does not form a part of the proxy soliciting material.

The Board of Directors has fixed the close of business on March 30, 2007 as the record date for the Annual Meeting. If your shares of common stock of the Company are registered directly in your name on the records of Computershare Investor Services, you are considered a stockholder of record and will receive your proxy soliciting material from the Company. If your shares are held through a broker, bank or other financial institution, you are considered the beneficial owner of shares held in street name and will receive your proxy soliciting material from your broker, bank or other institution. If you hold your shares in street name, you are generally entitled to provide voting instructions to the registered holder.

The shares of common stock of the Company represented by valid proxies that we receive in time for the Annual Meeting will be voted as specified in such proxies. Valid proxies include all properly executed, written proxy cards received pursuant to this solicitation that are not later revoked. Voting your proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Executed but unvoted proxies will be voted:

FOR Proposal 1 — the election of the Board of Directors’ nominees for Class I directors;

FOR Proposal 2 — the approval of the material terms of the performance objectives that may apply to performance-based awards under the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) and related modifications to the Long-Term Incentive Plan;

FOR Proposal 3 — the increase in the number of shares available for issuance under the Long-Term Incentive Plan by 8,000,000 shares;

FOR Proposal 4 — the approval of the adoption of the Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan; and

FOR Proposal 5 — the ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2007.

If any other matters properly come before the Annual Meeting, the persons named on the proxies will, unless the stockholder otherwise specifies in the proxy, have the discretion to vote upon such matters in accordance with their best judgment.

On March 16, 2007, the compensation committee of the Board of Directors approved target bonuses and performance goals for our Chief Executive Officer under the Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan. The effectiveness of these actions is contingent on the Company’s receipt of stockholder approval to adopt the Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan, as described in Proposal 4 in this Proxy Statement.

VOTING SECURITIES

The Company has one class of outstanding voting securities, common stock, par value $0.01 per share. As of March 30, 2007, there were 112,383,856 shares of common stock of the Company outstanding, net of shares held in treasury. Only stockholders of record of common stock of the Company at the close of business on March 30, 2007, which the Board of Directors has fixed as the record date, are entitled to vote at the Annual Meeting.

Each share of common stock of the Company is entitled to one vote. The presence in person or by proxy of holders of a majority of the voting power of the shares of common stock of the Company outstanding and entitled to vote at the meeting on the record date will constitute a quorum, permitting the stockholders to act on Proposal 1 regarding the election of directors; Proposal 2 regarding approval of the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan and other related modifications to the Long-Term Incentive Plan; Proposal 3 regarding approval of the increase in the number of shares available for issuance under the Long-Term Incentive Plan; Proposal 4 regarding approval of the adoption of the Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan; Proposal 5 regarding the ratification of the appointment of our independent registered public accountants for the year ending December 31, 2007; and other business matters properly brought before the Annual Meeting.

The vote of a plurality of the shares of the common stock of the Company present in person or by proxy at the Annual Meeting is required to elect each of the Class I director nominees. Abstentions and broker non-votes in connection with the election of directors have no effect on such election since directors are elected by a plurality of the votes cast at the meeting.

For all other business matters, including the matters set forth in Proposals 2, 3, 4 and 5 in this Proxy Statement, the affirmative vote of the holders of a majority of the voting power of the shares of common stock of the Company entitled to vote at the meeting and constituting a quorum is required to pass the proposal. Abstentions with respect to these other matters will be considered a vote against the proposal and broker non-votes will have no effect on such matters since these votes will not be considered present and entitled to vote for this purpose. Broker non-votes will, however, be considered as present for determining whether a quorum is present at the meeting. A broker non-vote occurs when the nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have the discretionary voting power and has not received instructions from the beneficial owner with respect to such matter.

VOTING BY PROXY

If a stockholder is a corporation or a partnership, a duly authorized person must sign the accompanying proxy card in the full corporate or partnership name. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and vote, although attendance at the meeting will not by itself revoke a previously granted proxy.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

FOR Proposal 1 — the election of the Board of Directors’ nominees for Class I directors;

FOR Proposal 2 — the approval of the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan and related modifications to the Long-Term Incentive Plan;

FOR Proposal 3 — the increase in the number of shares available for issuance under the Long-Term Incentive Plan by 8,000,000 shares;

FOR Proposal 4 — the approval of the adoption of the Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan; and

FOR Proposal 5 — the ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2007.

Company management is not aware of any matters, other than those specified above, that will be presented for action at the Annual Meeting, but if any other matters do properly come before the meeting, the proxy holders will vote as recommended by the Board of Directors, or, if no recommendation is given, in their own discretion.

As of March 30, 2007, Forstmann Little partnerships held approximately 68% of the combined voting power of the outstanding common stock of the Company. Accordingly, Forstmann Little partnerships will have sufficient voting power to elect all members of the Board of Directors and to control substantially all other actions that may come before the 2007 Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

Directors

Our Directors are identified and discussed in connection with our discussion of Proposal 1, beginning on page 38.

Executive Officers

We have listed below biographical information for each person who is currently an executive officer of the Company.

Farid Suleman is the Company’s Chairman of the Board and Chief Executive Officer. Mr. Suleman (age 55) joined the Company in March 2002. Prior to joining the Company, from February 2001 to February 2002, Mr. Suleman was President and Chief Executive Officer of Infinity Broadcasting Corp., one of the largest radio and outdoor advertising companies in the United States. He was Executive Vice President, Chief Financial Officer, Treasurer and a director of Infinity Broadcasting from September 1998 to February 2001 when Infinity Broadcasting was acquired by Viacom Inc. Mr. Suleman was named Senior Vice President, Finance of CBS in August 1998 and Senior Vice President and Chief Financial Officer of the CBS Station Group in June 1997. Mr. Suleman was a director of Westwood One, Inc. until February 22, 2006 and was also Westwood One’s Executive Vice President and Chief Financial Officer from February 1994 to March 2002. Mr. Suleman has also been a special limited partner of Forstmann Little & Co. since March 2002 and was a director of McLeodUSA Incorporated until December 2005.

Judith A. Ellis has been the Company’s Chief Operating Officer since February 2003. Prior to joining the Company, Ms. Ellis (age 58) served since 1997 as Senior Vice President/Market Manager for Emmis Communications Corporation.

Robert G. Freedline has been the Company’s Chief Financial Officer and principal financial officer since May 26, 2006. He was also the Company’s principal accounting officer from May 26, 2006 until November 6, 2006. Prior to joining the Company, Mr. Freedline (age 49) served as the Senior Vice President, Treasurer of Viacom Inc. from May 2002 to March 2005. Prior to that time, he served as the Vice President and Treasurer of Viacom from May 2000 to May 2002. From May 1998 to May 2000, he served as Vice President and Controller of CBS Corporation. Immediately prior to his appointment, Mr. Freedline provided consulting services to the Company. Upon his departure from Viacom, Mr. Freedline entered into a consulting agreement under which he has agreed, through the period ending December 31, 2008 but subject to earlier termination under certain circumstances, to provide consulting services of limited scope and in limited circumstances relating to Viacom’s business during his tenure at such former employer and its predecessors.

Jacquelyn J. Orr has been the Company’s Vice President, General Counsel and Secretary since May 15, 2006. Prior to joining the Company, Ms. Orr (age 40) served as Associate Counsel for Entercom Communications Corp. since January 2000. She previously worked as Litigation Counsel for CBS Inc. and as an associate at Levine Sullivan & Koch in Washington, DC and Dechert, Price & Rhoads in Philadelphia.

Randy L. Taylor has been the Company’s Vice President—Finance and principal accounting officer since November 6, 2006. Since September 25, 2006, Mr. Taylor (age 44) also has been the Vice President, Finance—principal accounting officer of Citadel Broadcasting Company, Citadel’s wholly-owned subsidiary. From January 2001 through September 2005, Mr. Taylor served as the Company’s Vice President—Finance and corporate secretary, and from April 1999 through January 2001, as its Vice President—Controller. During the year between September 2005 and September 2006, Mr. Taylor served as Vice President—Corporate Controller for Bally Technologies, Inc.

Patricia Stratford has been the Company’s Senior Vice President—Finance and Administration and Assistant Secretary since May 26, 2006. Ms. Stratford (age 44) served as the Company’s Acting Chief Financial Officer from September 14, 2005 until May 26, 2006, and was the Company’s Vice President Finance Administration from August 2003 until October 1, 2005. Prior to joining the Company, Ms. Stratford served as Director—Finance Administration and Benefits for Infinity Broadcasting Corporation from January 1999 until July 2003 and was Vice President—Taxation from June 1992 until January 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth information regarding the beneficial ownership of the common stock of the Company. The table includes:

•	each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding common stock of the Company;

•	each of the Company’s current directors, nominees for election as a director and each other person who served as a director in 2006;

•	each current executive officer of the Company named in the summary compensation table in this Proxy Statement and each other person who served as an executive officer in 2006; and

•	all such directors and all executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock of the Company beneficially owned by them, except to the extent this power may be shared with a spouse. Unless indicated below, the address for each individual listed below is City Center West, Suite 400, 7201 West Lake Mead Boulevard, Las Vegas, Nevada 89128.

As of March 30, 2007, there were 112,383,856 shares of common stock of the Company outstanding, net of shares held in treasury.

	Shares Beneficially Owned(1)
Name	Number	Percent
5% Stockholders:
Dimensional Fund Advisors L.P.(2)	5,761,998	5.13%
Forstmann Little & Co. Equity Partnership-VI, L.P.(3)	34,484,608	30.68%
Forstmann Little & Co. Equity Partnership-VII, L.P.(3)	11,064,880	9.84%
Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P.(3)	21,662,812	19.28%
Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P.(3)	9,065,403	8.07%

Directors:
Farid Suleman(3)(4)(5)	5,287,694	4.70%
Katherine Brown(6)	35,000	*
David W. Checketts(7)	—	*
J. Anthony Forstmann(3)(8)	60,000	*
Theodore J. Forstmann(3)	76,277,703	67.87%
Sandra J. Horbach(3)(7)	—	*
Michael A. Miles(3)(9)	67,500	*
Michael J. Regan (10)	—	*
Charles P. Rose, Jr.(8)	80,000	*
Herbert J. Siegel(11)	47,500	*
Wayne T. Smith(3)(12)	25,000	*

Other Named Executive Officers:
Judith A. Ellis(13)	506,937	*
Robert G. Freedline (14)	150,000	*
Jacquelyn J. Orr (15)	50,000	*
Patricia Stratford(16)	97,083	*
Randy L. Taylor(17)	70,469	*

All Directors and Executive Officers as a Group (14 persons)(18)	82,754,886	73.13%

*	Less than 1%.

(1)	A person or group of persons is deemed to have “beneficial ownership” of any shares of common stock of the Company when a person or persons has the right to acquire them (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. For purposes of computing the percentage of outstanding shares of common stock of the Company held by each person or group of persons named above, any shares which a person or persons have the right to acquire within 60 days after the date of this proxy statement are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in the table does not necessarily reflect the person’s actual voting power at any particular date.
(2)	These securities are owned by four investment companies and certain other commingled group trusts and separate accounts (the “Funds”). As reported in the Schedule 13G filed with the SEC on February 2, 2007, and amended on February 9, 2007, Dimensional Fund Advisors LP (f/k/a Dimensional Fund Advisors Inc.) (“Dimensional”) serves as an investment adviser or manager with investment (dispositive) and/or voting power over the securities held by the Funds. For purposes of the reporting requirements of the Exchange Act, Dimensional may be deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Dimensional is 1299 Ocean Avenue, Santa Monica, California 90401.
(3)

The general partner of Forstmann Little & Co. Equity Partnership-VI, L.P., a Delaware limited partnership (“Equity-VI”), and Forstmann Little & Co. Equity Partnership-VII, L.P., a Delaware limited partnership (“Equity-VII”), is FLC XXXII Partnership, L.P., a New York limited partnership (“FLC XXXII”). The general partners of FLC XXXII are Theodore J. Forstmann, Winston W. Hutchins and Chris Davis. The general partner of Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P., a Delaware limited partnership (“MBO-VII”), and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., a Delaware limited partnership (“MBO-VIII”), is FLC XXXIII Partnership, L.P., a New York limited partnership (“FLC XXXIII”). The general partners of FLC XXXIII are Theodore J. Forstmann, Winston W. Hutchins and Chris Davis. Accordingly, each of the individuals named above, other than Ms. Davis for the reasons described below, may be deemed the beneficial owners of shares owned by Equity-VI, Equity-VII, MBO-VII and MBO-VIII and, for purposes of this table, beneficial ownership is included. Ms. Davis does not have any voting or investment power with respect to, or any economic interest in, the shares of common stock of the Company held by Equity-VI, Equity-VII, MBO-VII or MBO-VIII; and, accordingly, Ms. Davis is not deemed to be a beneficial owner of these shares. Messrs. Theodore J. Forstmann and J. Anthony Forstmann are brothers. Mr. Miles is a member of the Forstmann Little advisory board and is an investor in certain affiliated partnerships of Forstmann Little & Co., which give him an economic interest in certain portfolio investments, including the Company. Messrs. J. Anthony Forstmann, Michael A. Miles and Farid Suleman are special limited partners of Forstmann Little & Co. Wayne T. Smith is a limited partner in Equity VI and Equity VII, which gives him an economic interest, but no voting or investment power, in the shares of common stock of the Company held by those entities. Accordingly, Mr. Smith is not deemed to be a beneficial owner of these shares except to the extent of any pecuniary interest therein. During her tenure as a director of the Company until her resignation in November 2006, Sandra J. Horbach was a limited partner in FLC XXXII and FLC XXXIII, which gave her an economic interest in certain portfolio investments, including the Company, but no voting or investment power with respect to the shares of common stock of the Company held by Equity-VI, Equity VII, MBO-VII or MBO-VIII. Accordingly, Ms. Horbach was not deemed to be a beneficial owner of these shares except to the extent of any pecuniary interest therein. None of the other limited partners in each of FLC XXXII, FLC XXXIII, Equity-VI, Equity-VII, MBO-VII and MBO-VIII is otherwise affiliated with the Company or Forstmann Little & Co. The address of FLC XXXII, FLC XXXIII, Equity-VI, Equity-VII, MBO-VII and MBO-VIII, and for J. Anthony Forstmann, Theodore J. Forstmann, Winston W. Hutchins, Chris Davis, Michael A. Miles, and Farid Suleman is c/o Forstmann Little & Co., 767 Fifth Avenue, New York, New York 10153. In connection with the merger agreement between Citadel and Disney (the “ABC Radio Merger Agreement”), the principal Citadel stockholders (Equity-VI, Equity-VII, MBO-VII and MBO-VIII) entered into the support agreement. In connection therewith, Disney filed a Schedule 13D with the SEC on February 15, 2006 in which Disney stated that neither the filing of the statement nor any of its contents shall be deemed to constitute an admission by Disney that it is the beneficial owner of any of the shares of common stock of the Company referred to therein for purposes of the Exchange Act, or for any other purpose, and Disney expressly disclaimed such beneficial ownership.

(4)	Includes 225,000 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided. Also includes approximately 688 shares held in the Citadel Broadcasting Company 401(k) Retirement Savings Plan; 1,434,003 fully vested restricted stock units with a deferred distribution date and two grants of restricted stock that will vest subject to the Company’s satisfaction of certain performance objectives and Mr. Suleman’s continuous employment with the Company through the applicable vesting date — 833,333 restricted shares which vest in two equal portions annually, on October 1, 2007 and October 1, 2008; and 565,997 restricted shares that will vest on March 16, 2008.
(5)	Mr. Suleman is the custodian for his children with respect to 20,000 shares, over which he disclaims any beneficial ownership. These shares were not considered for purposes of calculating Mr. Suleman’s beneficial ownership interest.
(6)	Includes 25,000 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided and 10,000 restricted shares that vest in three portions annually, on each of the annual meetings of stockholders of the Company, with the first one-third vesting as of the 2007 annual meeting, subject to the director’s continuous service to the Company through the business day immediately preceding such annual meeting.
(7)	Mr. Checketts and Ms. Horbach resigned from the Board of Directors effective March 27, 2006 and November 6, 2006, respectively.
(8)	Includes 50,000 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided and 10,000 restricted shares that vest in three portions annually, on each of the annual meetings of stockholders of the Company, with the first one-third vesting as of the 2007 annual meeting, subject to the director’s continuous service to the Company through the business day immediately preceding such annual meeting.
(9)	Includes 57,500 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided and 10,000 restricted shares that vest in three portions annually, on each of the annual meetings of stockholders of the Company, with the first one-third vesting as of the 2007 annual meeting, subject to the director’s continuous service to the Company through the business day immediately preceding such annual meeting. Pursuant to a contractual arrangement with FLC XXXII, an affiliate of Equity-VI, Mr. Miles is entitled to payment from such affiliate in respect of certain share dispositions to the extent proceeds of dispositions exceed $13.00 per share. Alternatively, Mr. Miles may purchase such shares for $13.00 per share. These shares were not considered for purposes of calculating Mr. Miles’ beneficial ownership interests.
(10)	Mr. Regan became a director on February 28, 2007. On March 23, 2007, the compensation committee authorized a grant of 10,000 restricted shares that vest in three portions annually, on each of the annual meetings of stockholders of the Company, commencing with the 2008 annual meeting and subject to the director’s continuous service to the Company through the business day immediately preceding such annual meeting, such grant to be made on May 22, 2007.
(11)	Includes 37,500 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided and 10,000 restricted shares that vest in three portions annually, on each of the annual meetings of stockholders of the Company, with the first one-third vesting as of the 2007 annual meeting, subject to the director’s continuous service to the Company through the business day immediately preceding such annual meeting.
(12)	Includes 10,000 restricted shares that vest in three portions annually, on each of the annual meetings of stockholders of the Company, with the first one-third vesting as of the 2007 annual meeting, subject to the director’s continuous service to the Company through the business day immediately preceding such annual meeting.
(13)

Includes approximately 688 shares held in the Citadel Broadcasting Company 401(k) Retirement Savings Plan, 256,250 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided, 50,000 performance-based restricted shares that will vest on

March 16, 2008, subject to certain performance objectives, and 100,000 performance-based restricted shares that will vest in three equal portions on March 22, 2008, 2009 and 2010, subject to certain performance objectives.

(14)	Includes 50,000 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided and 100,000 restricted shares that vest in three equal portions annually on each of May 25, 2007, 2008 and 2009, subject to Mr. Freedline’s continuous employment with the Company.
(15)	Includes 25,000 restricted shares that vest in three equal portions annually on May 15, 2007, 2008 and 2009 and 25,000 restricted shares that vest in three equal portions annually on March 22, 2008, 2009, and 2010, in each case subject to Ms. Orr’s continuous employment with the Company.
(16)	Includes approximately 533 shares held in the Citadel Broadcasting Company 401(k) Retirement Savings Plan, and 25,000 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided, 25,000 performance-based restricted shares that will vest on March 16, 2008, subject to certain performance objectives and 25,000 restricted shares that vest in three equal portions annually on March 22, 2008, 2009 and 2010, subject to Ms. Stratford’s continuous employment with the Company.
(17)	Includes approximately 279 shares held in the Citadel Broadcasting Company 401(k) Retirement Savings Plan, and 10,000 restricted shares that vest in three equal portions annually on each of November 6, 2007, 2008 and 2009, and 7,500 restricted shares that vest in three equal portions annually on March 22, 2008, 2009 and 2010, in each case subject to Mr. Taylor’s continuous employment with the Company.
(18)	Includes 776,250 shares subject to options that are currently exercisable or exercisable within 60 days of the date as of which this information is provided.

Stockholder’s Agreements

In June 2001, 15 employees (together with two entities controlled by an employee) were awarded the right to purchase, and actually purchased, shares of common stock of the Company. These members of our management entered into stockholder’s agreements relating to these shares of common stock of the Company, which, among other things, restrict the transfer of the shares of common stock. The stockholder’s agreements are substantially identical and are summarized below. As of March 30, 2007, the Company has an aggregate amount of 1,262,759 shares of common stock of the Company subject to stockholder’s agreements.

Mr. Taylor, one of the Company’s named executive officers in fiscal year 2005 who resigned at the end of the third quarter of 2005 and rejoined the Company a year later, was among these 15 employees and purchased 88,785 shares of common stock of the Company for approximately $6.76 per share. In accordance with the terms of Mr. Taylor’s stockholder’s agreement, upon his departure from the Company in 2005 (Mr. Taylor rejoined the Company in 2006), the Company purchased from him 17,757 shares of common stock of the Company. The remainder of Mr. Taylor’s shares purchased in June 2001 (i.e., 52,690 shares) remain subject to the transfer and other restrictions contained in his stockholder’s agreement. In addition, at the time of his appointment as Chief Executive Officer, Mr. Suleman purchased 1,143,000 shares of class B common stock of the Company at a purchase price of $3.50 per share, which shares were converted into 592,074 shares of common stock of the Company in connection with the Company’s initial public offering. In May 2003, Judith A. Ellis, the Company’s Chief Operating Officer, was awarded the right to purchase, and actually purchased, a total of 48,899 shares of common stock of the Company for approximately $10.23 per share. The price paid for these shares was based upon the estimated fair value of the shares on the date of purchase.

The stockholder’s agreements provide that the stockholder may participate proportionately in any sale by the Forstmann Little partnerships of their shares of common stock of the Company to a third party. In addition, the stockholder may, and may be required to (if determined by the Board of Directors), participate proportionately in a public offering of shares of common stock of the Company by the Forstmann Little partnerships, by selling the same percentage of his or her shares that the Forstmann Little partnerships are selling of their shares. If the Forstmann Little partnerships sell their common stock of the Company to a third party, the

Forstmann Little partnerships may require the stockholder to sell a proportionate amount of his or her shares and, if stockholder approval of the transaction is required, to vote his or her shares in favor of the sale. The provisions described in this paragraph are expected to be terminated prior to the closing of the transactions pursuant to which the Company will combine with the ABC Radio businesses, in accordance with the terms of the ABC Radio Merger Agreement.

The purchase price for these shares is the stockholder’s cost. If a stockholder engages in prohibited or competitive activities, or criminal acts, or grossly or willfully neglects his or her duties, we have the option to purchase any shares of common stock of the Company held by the stockholder that are subject to the terms of a stockholder’s agreement. The purchase price for these shares is the lesser of the stockholder’s cost or the book value per share.

If a stockholder’s employment is terminated without cause, a stockholder may require the Company to purchase all, but not less than all, of the shares of common stock of the Company held by the stockholder that are subject to the terms of a stockholder’s agreement. The purchase price for these shares is the stockholder’s cost, except that in the case of the repurchase of vested shares from a stockholder terminated by reason of death, permanent disability or adjudicated incompetency, the purchase price is fair value.

Many, if not all, of the above-referenced stockholder agreements are expected to be terminated or amended in part prior to the closing of the Company’s proposed merger with the ABC Radio businesses.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s executive officers and directors and persons who own more than 10% of the common stock of the Company to file reports of ownership and changes in ownership of common stock of the Company with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”). Based solely on a review of copies of such reports and written representations from the reporting persons, the Company believes that during the year ended December 31, 2006, its executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Transactions

Our directors and executive officers (and other employees) are expected to adhere to the Company’s Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is available free of charge on the Company’s website at http://www.citadelbroadcasting.com/invest/corpgovern.cfm, and then click on the link to the “Code of Business Conduct and Ethics.” In the event that any action arises or is proposed that would require a waiver of or a deviation from our Code of Business Conduct and Ethics, or in the event that any actual or potential conflict of interest arises involving any of our directors or executive officers, our policy requires that the matter be reported to the Company’s Board of Directors. In the event of such conflicts, the director or directors involved, if any, shall recuse themselves from any decision affecting their personal interests, and the matters are discussed and determined by the remaining uninterested directors. In the event of a conflict or concern involving our Chief Executive Officer, the uninterested non-management members of the Board discuss and determine any such matters.

Certain Relationships and Related Transactions

In June 2001, the Company was capitalized by four partnerships affiliated with Forstmann Little & Co. and members of the Company’s management to acquire Citadel Communications Corporation, which was then a publicly owned company. The Company financed the acquisition by issuing its common stock to the Forstmann Little partnerships and members of management, by incurring indebtedness under a new credit facility and by issuing an aggregate of $500.0 million of subordinated debentures to two of the Forstmann Little partnerships. These partnerships immediately distributed the subordinated debentures to their respective limited partners. The subordinated debentures were general senior subordinated obligations, were not subject to mandatory redemption and were to mature in three equal annual installments beginning June 26, 2012, with the final payment due on June 26, 2014. The debentures bore interest at a fixed rate of 6%, payable semi-annually in June and December each year. On February 18, 2004, the Company prepaid all of the outstanding subordinated debentures with the net proceeds from the offering by the Company of 9,630,000 shares of common stock and the issuance of $330.0 million of convertible subordinated notes.

Each of the four Forstmann Little partnerships has a contractual right, for so long as it holds any shares of common stock of the Company, to designate a nominee for election to the Company’s Board of Directors, and the Company is obligated to solicit proxies in favor of each of these four nominees and to use reasonable efforts to cause each of these four nominees to be elected. The contractual rights to designate a nominee for election to the Company’s Board of Directors described in this paragraph are expected to be terminated prior to the closing of the transactions pursuant to which the Company will combine with the ABC Radio businesses, in accordance with the terms of the ABC Radio Merger Agreement.

The Company has also granted to the Forstmann Little partnerships six demand rights to cause the Company to file a registration statement under the Securities Act covering resales of all shares of common stock of the Company held by the Forstmann Little partnerships, and to cause the registration statement to become effective. The registration rights agreement also grants “piggyback” registration rights permitting the Forstmann Little partnerships to include their registrable securities in a registration of securities by the Company. Under the agreement, the Company will pay the expenses of these registrations.

Certain of our executive officers are party to stockholder’s agreements with the Company that, among other things, provide for certain rights and obligations in connection with certain sales of stock by the Forstmann Little partnerships. These agreements are discussed in “Stockholder’s Agreements” in this Proxy Statement.

The Company reimburses Forstmann Little & Co. and its affiliates for expenses paid on the Company’s behalf and receives reimbursements from Forstmann Little & Co. for expenses paid on its behalf, including travel and related expenses, and office and other miscellaneous expenses. For the years ended December 31, 2004,

2005 and 2006, the Company reimbursed Forstmann Little & Co. and its affiliates a net amount of approximately $1.7, $2.2 and $1.9 million, respectively. Forstmann Little & Co. also provided use of office space to certain of the Company’s executive officers and employees at no cost through December, 15, 2006.

FL Aviation Corp., an affiliate of Forstmann Little & Co., operates and maintains the Company’s corporate aircraft at cost. In connection therewith, the Company reimburses all costs incurred by FL Aviation Corp. in operating the aircraft.

The Company’s Chairman and Chief Executive Officer, Farid Suleman, is a special limited partner of Forstmann Little & Co. Mr. Suleman was paid approximately $1.1, $0.6 and $0.3 million for the years ending December 31, 2004, 2005 and 2006, respectively, for providing advice and consulting services to Forstmann Little & Co. as a special limited partner. Mr. Suleman has the right to invest in Forstmann Little & Co. portfolio investments from time to time. Mr. Suleman has informed us that he has not invested in the Forstmann Little partnerships’ investments.

Certain of our current and former directors and officers have or have had relationships with Forstmann Little & Co. Theodore J. Forstmann, a member of the Company’s Board of Directors, is the senior partner of Forstmann Little & Co. Two of our other directors, Mr. Forstmann’s brother, J. Anthony Forstmann, and Michael A. Miles, as well as our Chairman and Chief Executive Officer, Farid Suleman, are special limited partners of Forstmann Little & Co. Mr. Miles also serves on the Forstmann Little advisory board and is an investor in certain portfolio companies of Forstmann Little. Another of our directors, Wayne T. Smith is, and one of our former directors, Sandra J Horbach, was a limited partner of two of the funds that own shares of common stock of the Company. Mr. Smith also is a director of 24 Hour Fitness Worldwide, Inc., a majority of the stock of which is controlled by certain affiliated partnerships of Forstmann Little & Co. As a result of their relationships with Forstmann Little & Co., Messrs. Theodore Forstmann, J. Anthony Forstmann and Smith have, and Ms. Horbach had, an economic interest in certain of the Forstmann Little & Co. partnerships and their portfolio investments, including Citadel. Of those directors, however, only Mr. Theodore Forstmann has any voting or investment power over the shares of common stock of the Company. Another director, Herbert J. Siegel, serves as a director of IMG Worldwide, Inc., a majority of the stock of which is controlled by certain affiliated partnerships of Forstmann Little & Co. In addition, another former director, David Checketts, is a director of IMG worldwide, Inc. and may perform consulting and provide other services to IMG from time to time. As a result of these relationships, when conflicts between the interests of the Forstmann Little partnerships and the interests of our other stockholders arise, these directors and officers may not be disinterested. Under Delaware law, although our directors and officers have a duty of loyalty to us, transactions that we enter into in which a director or officer has a conflict of interest are generally permissible so long as the material facts as to the director’s or officer’s relationship or interest as to the transaction are disclosed to our Board of Directors and a majority of our disinterested directors approves the transaction, or the transaction is otherwise fair to us.

On February 18, 2004, the Company completed a public offering of 29,630,000 shares of its common stock at $19.00 per share, including 9,630,000 primary shares sold by the Company and 20,000,000 shares sold by certain of the Company’s stockholders. The 20,000,000 shares included 19,856,626 and 18,338 shares of common stock of the Company sold by Forstmann Little & Co. and its affiliates and Randy Taylor, an executive officer of the Company, respectively.

Randy L. Taylor, an executive officer of the Company, was indebted to the Company since June 2001 under a promissory note which bore an annual interest rate of 5.02%. This note was delivered to the Company by Mr. Taylor in partial payment for his purchase of common stock of the Company. The promissory note was secured by the 88,785 shares of common stock of the Company to which it relates. On February 18, 2004, Mr. Taylor repaid $304,466 of his note using proceeds of the sale of 18,338 shares of common stock of the Company, and in July 2004, Mr. Taylor repaid an additional $75,000. In the third quarter 2005, Mr. Taylor repaid in full all outstanding amounts owed under the promissory note.

CORPORATE GOVERNANCE

Companies listed on the NYSE must comply with certain standards regarding corporate governance, as codified in Section 303A of the Listed Company Manual of the NYSE, with some exceptions. A company of which more than 50% of the voting power is held by an individual, a group or another company need not comply with the requirements of Sections 303A.01 Independent Directors, 303A.04 Nominating/Corporate Governance Committee or 303A.05 Compensation Committee. Since four of the Company’s stockholders, Forstmann Little & Co. Equity Partnership-VI, L.P., Forstmann Little & Co. Equity Partnership-VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., which are affiliates of each other, control 68% of the combined voting power of the common stock of the Company, the Company has elected to avail itself of the above exemptions from these three requirements. Accordingly, the Company’s Board of Directors has standing compensation and audit committees, but not a nominating/corporate governance committee. Should the Company’s proposed merger with the ABC Radio business close, then the Company will no longer be able to avail itself of the above exemptions, and in such case, the Company shall establish a Nominating/Corporate Governance Committee as required by NYSE Section 303A.04 and comply with the requirements of Sections 303A.01 Independent Directors and 303A.05 Compensation Committee.

The Board has affirmatively determined that Charles P. Rose, Jr., at least two of the members of the compensation committee, Michael A. Miles and Herbert J. Siegel, and all four members of the audit committee, Katherine Brown, Michael A. Miles, Michael J. Regan and Wayne T. Smith, qualify as “independent” under the NYSE’s and SEC’s corporate governance rules, and that our Chairman and Chief Executive Officer, Farid Suleman, does not qualify as “independent” under either set of rules. In making its determination regarding the independence of each of those directors under applicable NYSE and SEC rules, the Board of Directors considered each of the relationships identified under “Certain Relationships and Related Transactions” in this Proxy Statement and, with respect to the members of the audit committee and compensation committee, discussed under “The Audit Committee” and “The Compensation Committee” below. With respect to each person identified as independent, the Board of Directors determined that those relationships do not affect the individual’s independence because, as applicable, he or she has not made any commitment to the affiliated partnerships of Forstmann Little & Co. and none of the rights of an advisory board member or of a special limited partner or of service on the board of directors of a Forstmann Little & Co. affiliate are contingent in any way on or affected by his or her continued service as a director or member of our Board of Directors.

The Company has undertaken a review of its corporate governance policies and taken the following measures to comply with the rules and regulations of the SEC and NYSE regarding corporate governance practices:

•	Adopted governance guidelines for the Board of Directors.

•	Adopted procedures for our non-management directors to meet in executive sessions.

•	Adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees.

•

Adopted a Supplemental Code of Ethics for Principal Executives and Senior Financial Officers that is applicable to our chief executive officer, chief operating officer, principal financial officer, senior vice president of financial administration and principal accounting officer.

•	Adopted a policy on reporting of improper financial practices to address accounting or auditing concerns.

•	Adopted an Audit Committee Charter, incorporating the applicable requirements of Sarbanes-Oxley, the NYSE and the related regulations.

•	Adopted a Compensation Committee Charter, incorporating the applicable requirements of Sarbanes-Oxley, the NYSE and the related regulations.

•

Adopted a Securities Trading Policy to ensure that persons subject to the reporting requirements of Section 16 of the Exchange Act will be able to comply with all applicable filing requirements in a timely manner.

The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, the Audit Committee Charter and Compensation Committee Charter are available on the Company’s website at www.citadelbroadcasting.com under “Investor Relations” where you can click on “Corporate Governance” or upon the request of the stockholder by writing to the Company’s Secretary at 7201 West Lake Mead Boulevard, Suite 400, Las Vegas, NV 89128.

Any interested party that wishes to communicate directly with the non-management directors may do so by writing to the following address:

Citadel Broadcasting Corporation

Attn: Non-Management Directors

7201 W. Lake Mead Blvd., Suite 400

Las Vegas, Nevada 89128

or by sending an email to the following address:

nonmanagementdirectors@citcomm.com

Communications will be distributed as appropriate to the Board depending upon the facts and circumstances outlined in the communication.

On June 21, 2006, our Chief Executive Officer submitted to the New York Stock Exchange the “CEO Certification” required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended December 31, 2006, the Board of Directors met 13 times. During 2006, each director attended at least 75% of the total number of meetings of the Board of Directors, except for Messrs. Charles Rose and Theodore J. Forstmann who each attended 9 and 8 meetings, respectively. Mr. David Checketts and Ms. Sandra Horbach resigned from the Board of Directors during 2006 and Mr. Wayne Smith was appointed to the Board of Directors effective May 1, 2006. Since Mr. Smith’s appointment to the Board of Directors, he has attended at least 75% of the total meetings that had occurred subsequent to the appointment date.

As discussed above under the heading, “Corporate Governance,” the Company has elected to avail itself of the exemptions from the NYSE corporate governance rules under Section 303A available to listed companies of which more than 50% of the voting power is held by an individual, a group or another company. Accordingly, during the year ended December 31, 2006, the Board had two standing committees, the audit committee and the compensation committee, and did not have any other standing committees.

The Board does not have a formal nominating/governance committee. From time to time, Messrs. Theodore Forstmann and Farid Suleman have assisted the Board in identifying and recruiting qualified Board members consistent with the principles and director qualifications set forth in the Company’s Corporate Governance Guidelines. In addition, as discussed at page 53 of this Proxy Statement, stockholders may propose nominees for consideration by the Board by timely submitting names and supporting information to the Chairman of the Board or to the Company’s Secretary.

The Board has not designated a presiding director of executive sessions held on a regular basis by non-management directors. Instead, a presiding director is selected at the time of such sessions by the other non-management directors present.

The Company does not have a policy regarding Board members’ attendance at the annual meeting of stockholders. The 2006 annual meeting was attended by Messrs. Farid Suleman and Michael Miles.

The Audit Committee

The Company has a separately-designated standing audit committee. The Board of Directors has adopted a written audit committee charter. The charter is available on the Company’s website at www.citadelbroadcasting.com or upon the request of the stockholder by writing to the Company’s Secretary at 7201 West Lake Mead Boulevard, Suite 400, Las Vegas, NV 89128.

The audit committee provides assistance to the Company’s Board of Directors in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance function. The audit committee also oversees the audit efforts of the Company’s independent registered public accountants and takes those actions it deems necessary to satisfy itself that the accountants are independent of management.

The audit committee is primarily responsible for oversight of the integrity of the financial reporting process and financial statements of the Company. In general, the audit committee is responsible for oversight of the financial statements and disclosure matters, oversight of the Company’s relationship with the independent accountants, oversight of the Company’s internal audit function and oversight of compliance responsibilities. As part of these responsibilities, the audit committee, among other things:

•	appoints, retains and replaces the independent registered public accountants for the Company;

•	reviews the compensation of and services performed by the independent registered public accountants, including non-audit services (if any);

•	reviews and discusses the preparation of quarterly and annual financial reports with the Company’s management and its independent registered public accountants;

•

discusses with its independent registered public accountants the matters required by Statement on Auditing Standards No. 61, Codification of Standards on Auditing Standards (“SAS 61”)and evaluating the independence of the accountants in accordance with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

•

reviews and discusses major issues regarding the Company’s accounting principles with management and financial statement presentations and major issues as to the adequacy of the Company’s internal controls;

•	reviews and discusses the initial adoption of, and all significant changes to, critical accounting policies and practices used by the Company with the independent registered public accountants;

•	evaluates the qualifications, performance and independence of the independent registered public accountants;

•	reviews the significant reports to management prepared by the internal auditing department and any management responses; and

•	reviews reports and disclosures of insider and affiliated party transactions.

The members of the audit committee in 2006 initially were Michael A. Miles, David W. Checketts and Katherine Brown. Effective March 27, 2006, Mr. Checketts resigned from our Board of Directors, and the Board of Directors appointed Wayne T. Smith to replace Mr. Checketts on the Board and, effective May 1, 2006, to serve as a member of the audit committee. As of February 28, 2007, Michael J. Regan was appointed to the Board and to serve as a member of the audit committee.

The Board of Directors has considered the independence of each of the members of the audit committee and determined that each of them qualifies as independent under rules of the NYSE and the SEC. The Board of

Directors made this determination after considering the following relationships and assessing the potential effect of these relationships on the independence of the named director:

•

Ms. Brown, in January 2007, became a Managing Director of Banc of America Securities, LLC and responsible for covering a portfolio of media companies. Bank of America is one of the syndication agents for the current credit facility of Citadel Broadcasting Company, a wholly-owned subsidiary of the Company, and as a lender in the credit facility, Bank of America’s total commitment thereunder is approximately 10%.

•

Mr. Miles is a member of the Forstmann Little advisory board and an investor in certain affiliated partnerships of Forstmann Little & Co., which give him an economic interest in certain portfolio investments, including the Company.

•	Mr. Miles is a special limited partner of Forstmann Little & Co.

•	Mr. Smith is a limited partner in two of the partnerships of Forstmann Little & Co., which gives him an economic interest in certain portfolio investments, including the Company.

•	Mr. Smith is a director of 24 Hour Fitness Worldwide, Inc., a majority of the stock of which is controlled by certain affiliated partnerships of Forstmann Little & Co.

•

Mr. Smith is the Chairman of the Board, President and CEO of Community Health Systems, Inc. (“CHS”), a majority of the stock of which was controlled by certain affiliated partnerships of Forstmann Little & Co. until their sale of their interest in CHS in 2004.

The Board of Directors has determined that the relationships discussed above do not affect the independence of Ms. Brown because the Company’s relationship with Bank of America was established prior to Ms. Brown’s employment there, and her duties for Banc of America are not contingent in any way on or affected by her continued service as director or member of our audit committee.

The Board of Directors has determined that the relationships discussed above do not affect the independence of Mr. Miles because he has not made any commitment to the affiliated partnerships of Forstmann Little & Co. and none of the rights of an advisory board member or a special limited partner of Forstmann Little & Co. are contingent in any way on or affected by his continued service as a director or member of our audit committee nor do his duties as an advisory board member and special limited partner of Forstmann Little & Co. conflict with his duties as a member of the audit committee.

The Board of Directors has determined that the relationships discussed above do not affect the independence of Mr. Smith because none of the rights of a limited partner of the affiliated partnerships of Forstmann Little & Co. or his duties as the Chairman, President and CEO of CHS or as a director of 24 Hour Fitness Worldwide, Inc. are contingent in any way on or affected by his continued service as a director or member of our audit committee nor conflict with his duties as a director or member of the audit committee.

The Board of Directors is not aware of any other relationships involving the audit committee and the Company that required an assessment of materiality by the Board. The Board, in its business judgment, has determined that each of the audit committee members is financially literate. In addition, the Board of Directors has determined that Mr. Miles and Mr. Regan each is an “audit committee financial expert” as defined under the applicable rules of the SEC.

During 2006, the audit committee held 9 meetings, including four meetings to review quarterly results with the independent registered public accountants. Each director who was a member of the audit committee during 2006 attended all of the meetings of the committee, except for Ms. Katherine Brown and Mr. Michael Miles, who attended 8 and 7 of the 9 meetings, respectively.

Report of the Audit Committee

The audit committee reviewed and discussed with both management and its independent registered public accountants all financial statements, including a discussion of any significant transactions or issues, prior to their filing with the SEC. In connection with the December 31, 2006 financial statements, the audit committee (1) reviewed and discussed the audited financial statements with management, including any significant transactions or issues; and (2) discussed with the independent registered public accountants the matters required by SAS 61, as amended. The audit committee also discussed with Deloitte & Touche LLP (“D&T”) their independence, including a consideration of the compatibility of non-audit services with such independence, and received from D&T written disclosures and the letter from D&T required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees. Based upon these reviews and discussions, the audit committee has recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2006.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

Katherine Brown, Chairperson

Michael A. Miles

Michael J. Regan

Wayne T. Smith

The Compensation Committee

The Board of Directors established a compensation committee on February 24, 2005. The compensation committee has a written charter that is available to the public on the Company’s website at www.citadelbroadcasting.com or upon request of the stockholder by writing to the Company’s Secretary at 7201 West Lake Mead Boulevard, Suite 400, Las Vegas, NV 89128.

The compensation committee is responsible for discharging the Board’s duties and responsibilities relating to compensation of the Company’s directors and executive officers and overseeing the Company’s various employee welfare and benefits plans. These duties include discussing, reviewing and determining the compensation of the Company’s Chief Executive Officer and other senior executives, reviewing and recommending compensation plans for the Company, modifying existing compensation plans, making awards under such plans and performing such other functions as are designated in the compensation committee charter or commonly performed by compensation committees. The role of the compensation committee and the Company’s processes and procedures relative to the determination of executive compensation is discussed further under “Compensation Discussion and Analysis” below.

Three members of the Board currently serve on the compensation committee: Michael A. Miles, chairperson, Theodore J. Forstmann and Herbert J. Siegel. Sandra A. Horbach previously served as chairperson of the compensation committee until her resignation in November 2006, and Mr. Miles was not a member of the compensation committee in 2006. Although the Company continues to avail itself of the exemptions from the NYSE corporate governance rules under Section 303A available to listed companies of which more than 50% of the voting power is held by an individual, a group or another company, the Board has considered the independence of each of the members of the compensation committee and determined that Ms. Horbach, Mr. Miles and Mr. Siegel qualify as independent directors under the rules of the NYSE. The Board of Directors has made the determination after considering the following relationships and assessing the potential effect of these relationships on the independence of the named director:

•

Mr. Miles is a member of the Forstmann Little advisory board and an investor in certain affiliated partnerships of Forstmann Little & Co., which give him an economic interest in certain portfolio investments, including the Company.

•	Mr. Miles is a special limited partner of Forstmann Little & Co.

•	Ms. Horbach had an economic interest in certain Forstmann Little & Co. partnerships and their portfolio investments, including the Company.

•	Mr. Siegel serves as a director of IMG Worldwide, Inc., a majority of the stock of which is controlled by certain affiliated partnerships of Forstmann Little & Co.

The Board of Directors has determined that the relationships discussed above do not affect the independence of Mr. Miles because he has not made any commitment to the affiliated partnerships of Forstmann Little & Co. and none of the rights of an advisory board member or a special limited partner of Forstmann Little & Co. are contingent in any way on or affected by his continued service as a director or member of our compensation committee nor do his duties as an advisory board member and special limited partner of Forstmann Little & Co. conflict with his duties as a member of the compensation committee.

The Board of Directors has determined that the relationships discussed above do not affect the independence of Ms. Horbach because her economic interest in certain Forstmann Little & Co. partnerships and their portfolio investments, including the Company, is not contingent upon nor does it conflict with her duties or interests as a member of the compensation committee.

The Board of Directors has determined that the relationships discussed above do not affect the independence of Mr. Siegel because his duties and relationship as a director of IMG Worldwide, Inc., a majority of the stock of which is controlled by certain affiliated partnerships of Forstmann Little & Co., is not contingent upon nor does it conflict with his duties or interests as a member of the compensation committee.

The Board of Directors is not aware of any other relationships involving the compensation committee and the Company that required an assessment of materiality by the Board. The compensation committee met 4 times during the fiscal year ending December 31, 2006, and each director who is a member of the compensation committee attended all the meetings.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, which ended on December 31, 2006, the compensation committee was comprised of Sandra A. Horbach, Theodore J. Forstmann and Herbert J. Siegel. None of those members is or has been an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any entity that employed any member of the Company’s compensation committee or Board of Directors. Page 11 of this proxy statement includes a description of the relationships of each of these directors to Forstmann Little & Co., and of Forstmann Little & Co. to the Company. Sandra A. Horbach resigned from the board and the compensation committee effective November 6, 2006 and thereafter Michael A. Miles took over as the chairman of the compensation committee.

Report of the Compensation Committee

We have reviewed and discussed the Compensation Discussion and Analysis contained in this “Proxy Statement” with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in The Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Submitted by:	Michael A. Miles, Chairman
Theodore J. Forstmann
Herbert J. Siegel

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The Company’s compensation committee (for purposes of this analysis, the “Committee”) is appointed by the Board of Directors (the “Board”) and has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. The Committee strives to ensure that the total compensation paid to the Company’s executive officers is fair, reasonable and competitive.

Throughout this proxy statement, we refer to the individuals who served during calendar 2006 as the Company’s Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”), and Chief Financial Officer (“CFO”), or in a similar capacity, as well as the other individuals included in the Summary Compensation Table as the Company’s “named executive officers.”

Executive Compensation Program’s Philosophy and Objectives

The Company’s executive compensation program seeks to closely align compensation paid to our named executive officers with the performance of the Company on both a short-term and long-term basis and to use compensation to assist the Company in attracting and retaining key executives critical to our long-term success. To that end, our executive compensation program strives to attract, motivate and retain high-quality executives by providing total compensation that, in the Committee’s view, is performance-based and competitive with the various labor markets and industries in which the Company competes for talent.

What the Executive Compensation Program Is Designed to Reward

The Company’s compensation program seeks to align named executive officers’ incentives with stockholder value creation by rewarding the achievement of measurable corporate and individual performance objectives through annual and long-term cash and stock incentives.

How the Company Structures a Named Executive Officer’s Total Compensation

Role of the Committee, Named Executive Officers and Outside Advisors

The Committee approves all compensation and awards to our named executive officers. Generally, on its own initiative, the Committee reviews the performance and compensation of the CEO, COO, and CFO and, following discussions with those individuals and on the recommendation of the CEO (except in the case of his own compensation), and, where it deems appropriate, with an outside advisor, establishes their compensation levels. For the remaining named executive officers, the CEO makes recommendations to the compensation committee that generally, after a review of such recommendations and with minor adjustments are approved.

The Committee has retained an independent third party firm as its compensation consultant to assist in the continual development and evaluation of compensation policies and the Committee’s determinations of compensation awards. The role of outside consultant is to provide independent, third-party advice and expertise in executive compensation issues. The outside consultant, however, is not consulted by the Committee on all executive compensations issues, but is utilized in the discretion of the Committee as it deems it to be appropriate.

Total Compensation

The Committee’s goal is to award compensation that is reasonable and consistent with the Company’s philosophy and objectives regarding executive compensation when all elements of potential compensation are considered, while remaining competitive to be able to retain high level talent. In making decisions with respect to any element of a named executive officer’s compensation, the Committee considers the total compensation that may be awarded to the named executive officer, including the following principal components, each of which is discussed in more detail below: annual base salary; annual incentive bonus, the amount of which is dependent on

Company and individual performance during the prior calendar year; and long-term incentive compensation, currently in the form of stock options, shares of restricted stock or restricted stock units, that are awarded based on the prior year’s performance, forward-looking incentives and other factors described below, and are designed to align named executive officers’ interests with those of stockholders by rewarding outstanding performance and providing long-term incentives.

In addition, in reviewing and approving compensation arrangements and/or employment agreements for named executive officers, the Committee considers the other benefits that the Company grants to the named executive officer and/or to which the named executive officer is entitled by the agreement, including welfare benefits and compensation payable upon termination of employment with the Company under a variety of circumstances.

Peer Group Analyses

In making compensation decisions with respect to the total compensation opportunity provided to the Company’s named executive officers, the Committee considers the competitive market for these executives and compensation levels provided by comparable companies and seeks to provide compensation that is in the competitive range of compensation observed in the marketplace. The Committee reviews the compensation practices at companies with which it competes for talent, including businesses engaged in activities similar to those of the Company, specifically major radio broadcast and communications companies, as well as publicly held businesses with revenue, market capitalization and number of employees comparable to the Company. For example, in calendar year 2006, to assess the competitiveness of our CEO’s compensation, the Committee reviewed market data selected and assembled by an outside consultant from the most recent proxy filing for many of the Company’s peers. The major compensation elements that were examined in that proxy analysis include: base salary; actual total cash compensation (base salary plus annual bonus); and total direct compensation (base salary plus annual bonus plus the expected value of long-term incentives). In this analysis, the Committee compared the 2006 compensation arrangement of our CEO with the most recent proxy information available, which in most cases included peer company’s executives’ compensation received through calendar 2005.

The Committee does not attempt to set each compensation element for each executive within a particular range related to levels provided by industry peers. Instead, the Committee uses market comparisons as one factor in making compensation decisions.

Other Factors

Other factors considered when making individual compensation decisions for named executive officers include individual contribution and performance, reporting structure, complexity and importance of role and responsibilities, leadership, and growth potential. In the case of our named executive officers who have served the Company for more than a year, the Committee also considers (a) the performance of the Company during the year(s) during which he or she has held his or her position and (b) the anticipated level of difficulty of replacing him or her with someone of comparable experience and skill.

Policy Regarding Tax Deduction for the Company

When consistent with the compensation philosophy discussed above, the Committee seeks to structure its compensation programs such that compensation paid thereunder will be tax deductible by the Company to the maximum extent possible. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000.00 paid for any calendar year to the corporation’s CEO and four other most highly compensated executive officers as of the end of the calendar year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met, including if the compensation is paid pursuant to qualified performance-based compensation plans approved by the Company’s stockholders. The Committee designs certain components of named executive officer compensation to permit full deductibility. To this end, in March 2007, the Committee approved the Company’s

2007 Senior Executive Annual Bonus Plan, subject to stockholder approval at the upcoming Annual Meeting of Stockholders. We discuss this plan in more detail in “Proposal 4 – Adoption of Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan.” If the stockholders approve this plan, then in order for the bonuses to be paid to those named executive officers who are participants under plan and whose aggregate salary and bonus would exceed $1 million, certain performance target(s) set for each calendar year will need to be met. The Committee believes, however, that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs and in making certain compensation awards, even though such programs or awards may result in certain non-deductible compensation expenses. Accordingly, the Committee has also approved elements of compensation for certain named executive officers that are not fully deductible, and reserves the right (including but not limited to under the 2007 Senior Executive Annual Bonus Plan) to do so in the future in appropriate circumstances.

Elements of Compensation, Why the Company Chooses to Pay Each Element and the Company’s 2006 Practices

The Company’s practices with respect to each of the three key compensation elements identified above, as well as other elements of compensation, are set forth below, followed by a discussion of the specific factors considered in determining key elements of our named executive officers’ calendar year 2006 compensation. The Committee intends to review each aspect of our compensation programs annually to ensure that their key elements continue to meet the objectives described above.

Base Salary

Purpose. In general, the level of base salary is intended to provide appropriate base pay to our named executive officers, taking into account the competitive employment market for comparable positions, each individual’s job responsibilities, each individual’s historical contribution to our success and unique value and, when appropriate, the recommendations of our CEO.

Considerations. Minimum salaries for four of the six named executive officers are determined by employment agreements for those officers. Where not specified by contract, salaries are generally reviewed annually. The minimum salaries specified in the employment agreements, the amount of any increase over these minimums and salaries for named executive officers whose salaries are not specified in an agreement are determined by the Committee based on a variety of factors, including: the nature and responsibility of the position; the expertise of the individual executive and the individual’s contributions and importance to us; the nature and extent of the individual’s other forms of compensation; the individual’s historical compensation; the competitiveness of the market for the executive’s services and, to the extent available, salary norms for persons in comparable positions at comparable companies; and the recommendations of the CEO (except in the case of his own compensation).

Determinations as to appropriate base salaries of our named executive officers historically have been largely subjective and do not depend upon the application of a particular formula or the use of designated benchmarks. In setting salaries, the Committee considers the importance of linking a high proportion of named executive officers’ compensation to performance in the form of the annual bonus, which is tied to both Company performance measures and individual performance, as well as long-term stock-based compensation, which is tied to Company stock price performance and performance compared to an external peer group.

Calendar Year 2006 Decisions. Among the named executive officers, all but Ms. Ellis and Ms. Stratford are employed pursuant to agreements described under “Employment Agreements” below. Mr. Freedline, Ms. Orr and Mr. Taylor commenced employment with the Company during calendar year 2006. The establishment of their salaries was based on the factors described above. None of the named executive officers’ base salaries was modified during calendar year 2006. Mr. Suleman’s base salary increased from $1 million to $1.25 million in September 2005.

Annual Bonus Incentives for Named Executive Officers

Purpose. The compensation program generally provides for an annual bonus that is performance linked. The objective of the program is to compensate named executive officers based on the achievement of specific goals that are intended to correlate closely with growth of long-term shareholder value.

Considerations. Cash bonuses are generally paid based on the achievement of individual objectives that are also considered along with the Company’s performance as a whole. In certain cases, bonuses (either a minimum amount or specified percentage of base salary) have been guaranteed based on the compensation package negotiated at the time of employment, in all cases subject to the final discretion of the Board or Committee. The Committee establishes a target bonus amount for each named executive officer. Target bonuses vary in relation to each individual’s responsibilities. The target bonus takes into account all factors that the Committee deems relevant, which may include (but is not limited to) a review of peer group compensation both within the radio broadcasting industry and more broadly, and the Committee’s assessment of the aggressiveness of the level of growth reflected in the Company’s annual operating plan. The individual performance measures enable the Committee to play a more proactive role in identifying performance objectives and accomplishments beyond purely financial measures, including, for example, exceptional performance of each named executive officer’s functional responsibilities as well as leadership, creativity and innovation, collaboration, diversity initiatives, growth initiatives and other activities that are critical to driving long-term value for stockholders. With respect to all of the named executive officers, other than those guaranteed by contract, the Committee retains discretion, in appropriate circumstances, to grant a lower bonus or no bonus at all. All named executive officers are eligible for consideration by the Committee for annual bonuses based upon the named executive officer’s performance.

Calendar Year 2006 Decisions. For calendar year 2006, the Committee considered each of the following measures: the named executive officer’s performance; extraordinary events and achievements during the year, including the Company’s entry into the ABC Radio Merger Agreement and subsequent amendment thereto, with Disney; operating income; economic profit (net operating profit after tax, minus a charge for capital employed in the business, based on the cost of capital); earnings per share; and the recommendation of the CEO (except in the case of his own compensation).

In setting these measures and determining the extent to which they were satisfied, the Committee excluded the impact of items (such as impairment of or gain or loss on sales of assets acquired in earlier periods) that it believed were not driven by the current performance of the Company, other named executive officers’ performance or that, in the Committee’s judgment, otherwise had a distorting positive or negative impact relative to the performance of Company executives. No bonus was paid to Mr. Suleman, in calendar 2006, as he removed himself from consideration to receive such a bonus, and his decision was accepted by the Committee.

As a result of these determinations, the Committee awarded the bonus amounts set forth in the Summary Compensation Table.

Consistent with our approach described above for establishing target bonuses, we established the target bonus levels for our CEO, CFO and COO at $1 to $2 million, $300,000 to $400,000 and $200,000, respectively, to be earned as of December 31, 2006, and $1 to $2 million, $500,000 and $200,000, respectively, to be earned as of December 31, 2007. Whether or not these 2007 bonuses are awarded will be determined by the Committee based upon a number of factors, including but not limited to the named executive officer’s individual performance, the performance of the Company, and any contractual obligations of the Company. In addition, in order for 2007 bonus earned by the CEO to be subject to Section 162(m) and be deductible by the Company, in March 2007, the Committee approved the Company’s 2007 Senior Executive Annual Bonus Plan, subject to stockholder approval at the upcoming Annual Meeting of Stockholders. If the stockholders approve this plan, then in order for the CEO’s bonus to be paid certain performance target(s) set for each performance period will need to be met. These additional requirements would apply to bonuses to be paid for calendar year 2007 and subsequent periods. In the event that the Section 162(m) performance target for any performance period is not met, then no bonus will be paid to the CEO. However, as noted above under “Policy Regarding Tax Deduction for the Company,” the Committee will retain the right to award bonuses outside of these plans in appropriate circumstances, including bonuses that may not be deductible by the Company in part or in full. We describe the 2007 Senior Executive Annual Bonus Plan in more detail in “Proposal 4 – Adoption of Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan.”

Each year the Committee shall determine the participants who will participate in the Senior Executive Annual Bonus Plan for that year, and for 2007, the Committee has determined to limit participation to Mr. Suleman.

Long-term Incentive Compensation

Purpose. The long-term incentive program provides a periodic award (typically annual) that is performance based. The objective of the program is to align compensation for our named executive officers over a multi-year period directly with the interests of stockholders of the Company by motivating and rewarding creation and preservation of long-term shareholder value. We also utilize long-term incentive awards as a means of furthering the objectives of our business plans and long-term Company goals, tying executive compensation to Company performance and attracting and retaining talented leadership.

Considerations. The Committee determines the number of incentive awards granted to our named executive officers on an individual, discretionary basis. The level of long-term incentive compensation generally is determined based on any contractual requirements, total compensation provided to named executive officers, the goals of the compensation program described above, discussions with outside advisors, market data on total compensation packages, the value of long-term incentive grants at targeted external companies, total shareholder return, share usage and shareholder dilution and, except in the case of the awards to Mr. Suleman, the recommendations of Mr. Suleman. With the exception of new hires, the Committee generally makes awards during the first quarter of the year to maximize the time period for the incentives associated with the awards. The Committee schedule is generally determined well in advance, and the proximity of any awards to earnings announcements or other market events is coincidental.

Equity Awards and Related Tax and Accounting Considerations. Historically, the primary form of equity compensation that we awarded consisted of non-qualified stock options. We selected this form because of the favorable accounting and tax treatments. Beginning in 2006, however, the accounting for stock options changed as a result of Statement of Financial Accounting Standards No. 123R, making the accounting treatment of stock options less attractive. As a result, we assessed the desirability of granting shares of restricted stock to our named executive officers and concluded that restricted stock likely would be an equal if not greater motivating form of incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution. Accordingly, the Company’s long-term incentive compensation in 2006 consisted of a mix of stock option awards and restricted stock grants. In addition, we made one grant of restricted stock units to Mr. Suleman. These vehicles, each of which is described in more detail below, reward shareholder value creation in slightly different ways. Stock options (which have exercise prices equal to the market price at the date of grant) reward named executive officers only if the stock price increases. Restricted stock and restricted stock units are impacted by all stock price changes, so the value to named executive officers is affected by both increases and decreases in stock price.

Stock Options. The long-term incentive program calls for stock options to be granted with exercise prices of not less than fair market value of the Company’s stock on the date of grant. With rare exceptions made by the Committee, the stock options we grant vest ratably over four years, based on continued employment. The

Committee will not grant stock options with exercise prices below the fair market value on the date of grant, and will not reduce the exercise price of stock options (except in connection with adjustments to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events permitted by the relevant plan) without shareholder approval. New option grants to named executive officers normally have a term of ten years.

Unless otherwise set forth in a named executive officer’s notice of stock option grant, if there is any change in the stock subject to an option or in the corporate structure of the Company, through merger, consolidation, division, share exchange, combination, reorganization, recapitalization, stock dividend, stock split, spinoff, split up, extraordinary dividend, dividend in kind or other similar change in the corporate structure or distribution to stockholders, a reclassification, or any similar occurrence, the terms of this option (including, without limitation, the number and kind of shares subject to the option and the exercise price) may be adjusted by the Committee in its sole discretion pursuant to the terms of the Citadel Broadcasting Corporation Amended and Restated 2002 Stock Option and Award Plan (also referred to from time to time by the Company as the Amended and Restated 2002 Long Term Incentive Plan) (as amended from time to time, the “Plan”).

With respect to the special distribution (the “Special Distribution”) to be paid by the Company in connection with the transactions contemplated by the ABC Radio Merger Agreement, the Committee, in conjunction with the Company’s senior management, has determined that, except as required pursuant to an existing agreement, all outstanding options granted prior to the record date for the Special Distribution shall not be adjusted in any way. However, the options awarded to Mr. Freedline, CFO, as of May 24, 2006, shall be adjusted in accordance with the terms of his employment agreement with the Company.

Restricted Stock. Restricted stock awards may be either “time based” or both “time based” and “performance based.” For “time-based” stock to be earned, the named executive officer must be continuously employed with us through the applicable vesting date. For “performance-based” stock to be earned, the named executive officer and/or Company must achieve certain performance goals within the particular vesting period covered by the award in addition to being continuously employed with the Company through the applicable vesting date. The performance goals were approved by our stockholders at the 2006 annual meeting of stockholders, and awards that are dependent upon those performance goals are not subject to the adverse tax consequences described above relating to Section 162(m) of the Internal Revenue Code. Proposal 2 contained in this proxy statement includes additional performance goals that, if approved by our stockholders, can be used in connection with the grant of performance-based stock awards.

The awards made in 2006 were both performance based and time based. These awards vested in two equal tranches annually. For these awards, the performance goals for our CEO, COO and Senior Vice President—Finance and Administration related to the Company’s attainment of revenue-related performance objectives during the applicable twelve-month period. Specifically, for the twelve-month restricted period, the revenue growth of the Company on a consolidated basis must equal or exceed revenue growth in the radio broadcasting industry for the same twelve-month period as reported by Miller, Kaplan, Arase & Co. LLP, Certified Public Accountants (or another comparable source), as adjusted by the Committee (“Performance Goal”) for comparable results in the event of any significant merger, acquisition or disposition (including the proposed merger and other transactions contemplated by the “ABC Radio Merger Agreement”). After the end of the twelve-month period, the Committee determined that the performance goals for Section 162(m) compliance set for the twelve-month period under the performance-based awards granted to these named executive officers in 2006 had been met. As a result, the Committee certified the following:

(a) the Performance Goal with respect to 416,667 shares under Tranche A of the CEO’s grant of 1,250,000 shares of Restricted Stock and 565,997 shares under Tranche A of the CEO’s grant of 1,131,994 Performance Shares has been satisfied;

(b) the Performance Goal has been satisfied with respect to 50,000 shares of Restricted Stock of the 3/16/06 grant to Judy Ellis, COO, of 100,000 shares of Restricted Stock; and

(c) the Performance Goal has been satisfied with respect to 12,500 shares of Restricted Stock of the 3/16/06 grant to Patricia Stratford, Senior Vice President-Finance and Administration of 25,000 shares of Restricted Stock.

On March 16, 2007, the Committee approved an additional grant of 100,000 shares of performance-based restricted stock to the Company’s COO, subject to the satisfaction of performance goals, which relate to the Company’s attainment of the same revenue-related performance objectives during the applicable twelve-month period as the goals to which the grants made in 2006 were subject. Specifically, for the twelve-month restricted period, the revenue growth of the Company on a consolidated basis must equal or exceed revenue growth in the radio broadcasting industry for the same twelve-month period as reported by Miller, Kaplan, Arase & Co. LLP, Certified Public Accountants (or another comparable source), as adjusted by the Committee (“Performance Goal”) for comparable results in the event of any significant merger, acquisition or disposition (including the proposed merger and other transactions contemplated by the ABC Radio Merger Agreement. After the end of the twelve-month period, the Committee shall determine whether or not the performance goals for Section 162(m) compliance set for the twelve-month period under the performance-based awards were met for 2007. This grant to Ms. Ellis shall vest over a three-year period, subject to the performance criteria outlined above and Ms. Ellis’ continuous employment with the Company through the applicable vesting date. Also as of the date of this proxy statement, in 2007, the Committee has made grants of time-based restricted stock to Ms. Orr and Ms. Stratford of 25,000 shares each, subject to three year time vesting, and a grant of time-based restricted stock to Mr. Taylor of 7,500 shares, which is also subject to three-year time vesting.

Restricted Stock Units. We have only made one grant of restricted stock units as long-term incentive compensation, which was to Mr. Suleman in March 2006. That grant was approved by our stockholders at the 2006 annual meeting and replaced certain fully vested stock options held by Mr. Suleman. Those restricted stock units were fully vested with deferred distribution dates. The Committee may consider making additional grants of restricted stock units in the future, which grants likely would be unvested at the date of grant and would have scheduled vesting and distribution dates. In addition, in connection with the closing of the merger with ABC Radio, we will be assuming certain restricted stock units that Disney granted as long-term incentive compensation to its ABC Radio employees, and those restricted stock units shall vest in accordance with the previously established terms upon which they were granted by Disney.

Calendar Year 2006 Decisions. In calendar 2006, the Committee awarded long-term compensation for named executive officers pursuant to the program described above resulting in the awards of stock options and restricted stock units identified in the Summary Compensation Table and the Grants of Plan-Based Awards Table. In determining the annual grants of long-term incentive awards, the Committee considered the factors described above. In addition as described and for the reasons enumerated above, in calendar 2006, the Company increasingly granted time-based and performance-based restricted stock in lieu of stock options, and made one grant of restricted stock units to Mr. Suleman.

The Company has continued this practice to date in 2007, granting Ms. Ellis 100,000 shares of performance-based restricted stock, Ms. Stratford and Ms. Orr each 25,000 shares of time-based restricted stock, and Mr. Taylor 7,500 shares of time-based restricted stock, each grant of which is discussed in more detail above.

Also in calendar 2006, the Committee approved the payment to Mr. Suleman’s “gross-up” for the tax differential between ordinary income and dividend income rates (“Additional Tax”) during the years ended December 31, 2006, 2007 and 2008, in respect of dividends and distributions, if any, Mr. Suleman receives in respect of any unvested portion of the 1,131,994 performance-vesting shares of restricted stock granted to Mr. Suleman as of March 16, 2006, which vest annually in two equal installments beginning on March 16, 2007, and the shares of the Company common stock underlying his undistributed restricted stock units (collectively, “Undelivered Shares”). The amount of such payment for 2006 was set at $807,317, and for 2007 and 2008 will be calculated as the product of 0.3738 and the aggregate amount of any such dividends received in respect of the

Undelivered Shares. The gross up was authorized to be paid to Mr. Suleman in either cash or common stock, at the option of the Company, and for 2006, the Company has elected to settle the gross up obligation in stock.

Stock Ownership. Although the Company has chosen to award restricted and unrestricted stock, options to acquire stock and other forms of equity awards to its named executive officers and other employees, the Company does not have equity or other security ownership requirements. As persons with access to material non-public information regarding the Company, our named executive officers like all of our employees and directors are restricted in their ability to trade our securities in accordance with applicable law, our Company’s securities trading policy and the guidelines contained in our Code of Business Ethics, which is available at http://www.citadelbroadcasting.com/invest/corpgovern.cfm, then click on “Code of Business Conduct and Ethics.” In addition, Messrs. Suleman and Taylor and Ms. Ellis each are party to a stockholder’s agreement with the Company with respect to purchases of our common stock that they made prior to our initial public offering. These agreements contain restrictions on, among other things, the employee’s ability to transfer those shares of common stock, and also require the Company to buy back certain unvested shares upon termination of the employee’s employment with the Company. We describe these stockholders agreements in more detail under “Stockholder’s Agreements.”

Benefits and Perquisites

The Company provides named executive officers with perquisites and other benefits that the Company and the Committee believe are reasonable and consistent with the overall executive compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the level of perquisites and other personal benefits provided to named executive officers. With limited exceptions, named executive officers receive perquisites and benefits that are substantially the same as those offered to other officers of the Company. The Company may also make available to its CEO and COO use of the corporate aircraft for business purposes. On occasion, the corporate aircraft may be used by the CEO for personal purposes; however, the cost of such use is reimbursed by the CEO to the Company. In addition, the CEO and COO are provided with use of Company vehicles and/or parking for business use.

Named executive officers also participate in our other benefit plans on the same terms as other employees. These plans include medical, vision and dental insurance, life and disability insurance, and flexible spending accounts relating to health care and dependents. Named executive officers also participate in the Company’s 401(k) retirement savings plan, which is discussed below under “Severance, Retirement and Change in Control Benefits” and on a case-by-case basis are reimbursed for work-related transportation costs. For additional information on the benefits and/or perquisites available to named executive officers, see the text following the Summary Compensation Table below.

Severance, Retirement and Change in Control Benefits

Most employees of the Company are employees “at-will,” and we do not have a company-wide severance policy. Generally, unless an employee and the Company have entered into an employment agreement that provides differently, when a person’s employment with the Company terminates, any vested but unexercised stock options must be exercised within 60 days of termination or they are forfeited, any unvested restricted stock is forfeited, and with certain exceptions that person is entitled to be paid for any earned but unpaid salary and any earned but unused vacation.

Our senior management and other employees have built the Company into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control and provide them benefits under certain other circumstances if their employment with the Company is terminated. Further, it is our belief that the interests of stockholders will be best served if the interests of our senior management are aligned with them, and providing change in control benefits increases the likelihood that senior management will pursue potential change in control transactions, if any, that may be in the best interests of our stockholders. Relative to the overall value of the Company, these potential change in control benefits are minor. Therefore, it has been our practice to negotiate change in control benefits with our senior officers if they have requested such benefit. Three of the Company’s named executive officers, Mr. Freedline (CFO), Mr. Taylor (vice president finance and principal accounting officer) and Ms. Orr (vice president, general counsel, and secretary) have entered into employment agreements with the Company that include severance and change in control provisions in the event of termination of such individual’s employment with the Company. The components of any change in control benefits have been negotiated on an individual and discretionary basis and are based on a myriad of considerations, including the nature and responsibility of the individual’s position, the expertise of the individual executive and the individual’s contributions and importance to us, the competitiveness of the market for the executive’s services and, to the extent available, change in control norms for persons in comparable positions at comparable companies, and the recommendations of the CEO. The change in control agreements we currently have in place with named executive officers are described below in the narrative entitled, “Employment Agreements, Termination of Employment and Change-in-Control Arrangements.”

Summary Compensation Table

The table below summarizes the total compensation earned by each of the named executive officers for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Farid Suleman, CEO (principal executive officer)	2006	$1,200,000	$—	$12,817,470	(1)	—		N/A	N/A	$3,869,523	(2)	$17,886,993
Robert G. Freedline, chief financial officer (principal financial officer)(3)	2006	$333,333	$400,000	$979,000	(4)	$193,414	(5)	N/A	N/A	$36,045	(6)	$1,941,792
Judith A. Ellis, chief operating officer	2006	$500,000	$200,000	$1,133,000	(7)	—		N/A	N/A	$56,208	(8)	$1,889,208
Jacquelyn J. Orr, vice president, general counsel and secretary(9)	2006	$172,933	$62,500	$258,500	(10)	—		N/A	N/A	$9,036	(11)	$502,969
Patricia Stratford, principal financial officer through May 25, 2006 and senior vice president—finance and administration	2006	$175,000	$100,000	$566,500	(12)	—		N/A	N/A	$29,208	(13)	$870,708
Randy L. Taylor, vice president—finance and principal accounting officer (14)	2006	$64,615	$18,000	$104,000	(15)	—		N/A	N/A	$673	(16)	$187,288

(1)	Stock award compensation of $12,817,470 consists of (i) $229,616 incremental value related to the cancellation of Mr. Suleman’s 4,150,000 fully vested options and the replacement of them with 2,868,006 fully vested restricted stock units, (ii) the cancellation of 400,000 options and (iii) a grant of 1,131,994 shares of performance-based restricted stock with an incremental value of $12,587,854. For further discussion of these grants, see footnote 2 to the Grants of Plan Based Awards Table.
(2)	Included in other compensation is $3,060,000 of dividends received on restricted stock, $807,315 of tax reimbursement relating to the dividends received on restricted stock, $2,100 for matching contributions to the Citadel Broadcasting Company 401(k) Retirement Savings Plan, and $108 premium for term life insurance.
(3)	Mr. Freedline became an executive officer effective May 26, 2006.
(4)	Stock award compensation is based on 100,000 shares of restricted stock granted on May 26, 2006 at a closing stock price of $9.79.
(5)	Option award compensation is based on 150,000 options granted on May 26, 2006 at a closing stock price of $9.79 and a grant date fair value of $1.29 per option.
(6)	Included in other compensation is $36,000 of dividends received on restricted stock and $45 premium for term life insurance.
(7)	Stock award compensation is based on 100,000 shares of restricted stock granted on March 16, 2006 at a closing stock price of $11.33.
(8)	Included in other compensation is $54,000 of dividends received on restricted stock, $2,100 for matching contributions to the Citadel Broadcasting Company 401(k) Retirement Savings Plan and $108 premium for term life insurance.
(9)	Ms. Orr became an executive officer effective May 15, 2006.
(10)	Stock award compensation is based on 25,000 shares of restricted stock granted on May 15, 2006 at a closing stock price of $10.34.
(11)	Included in other compensation is $9,000 of dividends received on restricted stock and $36 premium for term life insurance.
(12)	Stock award compensation is based on 50,000 shares of restricted stock granted on March 16, 2006 at a closing stock price of $11.33.
(13)	Included in other compensation is $27,000 of dividends received on restricted stock, $2,100 for matching contributions to the Citadel Broadcasting Company 401(k) Retirement Savings Plan, and $108 premium for term life insurance.
(14)	Mr. Taylor became an executive officer effective November 6, 2006.
(15)	Stock award compensation is based on 10,000 shares of restricted stock granted on November 6, 2006 at a closing stock price of $10.40.
(16)	Included in other compensation is $646 for matching contributions to the Citadel Broadcasting Company 401(k) Retirement Savings Plan and $27 premium for term life insurance.

Grants of Plan-Based Awards Table

The table below summarizes the total of each grant of an award made to a named executive officer in the fiscal year ended December 31, 2006.

	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($ /Sh)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Farid Suleman	3/16/2006	3/16/2006	—	—	—	—	—		—	2,868,006	(2)	—		—
	3/16/2006	3/16/2006	—	—	—	—	1,131,994	(2)	—	—		—		—
Robert G. Freedline	5/26/2006	5/12/2006	—	—	—	—	—		—	100,000	(4)	—		—
	5/26/2006	5/12/2006	—	—	—	—	—		—	—		150,000	(5)	$9.79	(6)
Judith A. Ellis	3/16/2006	3/16/2006	—	—	—	—	100,000	(3)	—	—		—		—
Jacquelyn J. Orr	5/15/2006	5/12/2006	—	—	—	—	—		—	25,000	(4)	—		—
Patricia Stratford	3/16/2006	3/16/2006	—	—	—	—	50,000	(3)	—	—		—		—
Randy L. Taylor	11/6/2006	9/25/2006	—	—	—	—	—		—	10,000	(4)	—		—

(1)	Expressed in number of shares of restricted stock under the Citadel Broadcasting Corporation Long-Term Incentive Plan. Vesting of shares is subject to the Company’s satisfaction of certain performance objectives and continuous employment with the Company through the vesting dates. Shares vest over a two-year period, on March 16, 2007 and 2008.
(2)	On March 16, 2006, the compensation committee approved the cancellation of the fully vested options to purchase 4,150,000 shares of common stock of the Company at an exercise price of $3.50 per share granted to Mr. Suleman under the Stock Option Agreement, dated April 23, 2002, as amended on June 4, 2002, and replacement of the options with 2,868,006 fully vested restricted stock units with deferred distribution dates. In addition, the compensation committee approved the cancellation of Mr. Suleman’s option to purchase 400,000 shares of common stock of the Company at an exercise price of $16.94 granted to him under the Long-Term Incentive Plan on March 26, 2004 and approved the grant of 1,131,994 shares of performance-based restricted stock that will vest over a two-year period subject to certain performance objectives.
(3)	On March 16, 2006, a total of 100,000 and 50,000 shares of performance-based restricted stock were granted to Ms. Ellis and Ms. Stratford, respectively, and are subject to the Company’s attainment of certain performance objectives and continued employment of the recipients. The shares vest in two equal annual installments on March 16, 2007 and 2008.
(4)	Restricted stock granted under the Long-Term Incentive Plan during 2006. Shares vest in one-third installments at each anniversary of the date of grant for three years.
(5)	Options granted under the Long-Term Incentive Plan during 2006. Options have a ten year term and vest in one-third installments at each anniversary of the date of grant for three years.
(6)	The exercise price is the closing price of the Company’s stock on the date of grant.

The above Equity Incentive Plan Awards and Other Stock Awards are eligible for dividends, and such dividends paid to executive officers during the year ended December 31, 2006 are included in the Summary Compensation Table for Executive Officers.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Among the named executive officers, all but Mesdames. Ellis and Stratford are employed pursuant to agreements or other written arrangements, which we have described below.

Mr. Suleman’s Employment Arrangements

Farid Suleman joined the Company in March 2002. The key terms of his employment were governed by a letter, dated February 15, 2002, from Theodore J. Forstmann of Forstmann Little & Co. to Mr. Suleman. Such terms were modified by the compensation committee of the Board of Directors effective September 20, 2005 and are currently the following:

•	Mr. Suleman’s annual salary is $1.25 million per year and is subject to annual review and adjustment by the compensation committee;

•

Mr. Suleman is eligible to receive an annual bonus of between $1 million and $2 million, the actual value of which is to be set by the compensation committee and to be payable either in cash or in the form of warrants to purchase our common stock, at the option of the compensation committee, in both cases in accordance with past practices, and generally is based on the Company’s overall performance during the last fiscal year. If the bonus is paid in the form of warrants to purchase shares of common stock of the Company, the warrants will be valued, as determined by the compensation committee, on the date of payment. The warrants will be fully vested at the time of payment and will have a ten-year term. In the event the stockholders approve the adoption of the Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan contained in Proposal 4 of this Proxy Statement, Mr. Suleman’s annual bonus will be administered under that Plan;

•	Mr. Suleman received options and purchased shares of common stock of the Company in connection with his appointment as Chief Executive Officer, as described below;

•	Mr. Suleman is eligible to receive grants of long-term incentive compensation awards under the Long-Term Incentive Plan; and

•	Mr. Suleman is entitled to the Company’s standard employee benefit package.

On April 23, 2002, the Company granted to Mr. Suleman options to purchase 4,150,000 shares of common stock of the Company in connection with his becoming the Company’s Chief Executive Officer. These options have a term of ten years and have a per share exercise price of $3.50. The $3.50 exercise price was determined by negotiations between the Company and Mr. Suleman and was not based on fair market value. While such options are outstanding, Mr. Suleman may exercise the options for purposes of proportionately participating in the sale of shares of common stock of the Company by the Forstmann Little partnerships or in a change of control of the Company in which the Forstmann Little partnerships cease to own any shares of voting stock. Mr. Suleman’s stock option agreement also provides that, if there is a sale of shares of the common stock of the Company by the Forstmann Little partnerships or a change of control of the Company in which Forstmann Little partnerships cease to own any shares of voting stock, Mr. Suleman may be required by the Company to proportionately exercise his options and participate in the sale of shares by the Forstmann Little partnerships. These provisions related to Mr. Suleman’s exercise of the options in connection with sales by the Forstmann Little partnerships are expected to be terminated prior to the closing of the transactions pursuant to which the Company will combine the ABC Radio businesses with the Company, in accordance with the terms of the ABC Radio Merger Agreement. The Company has the option to purchase, at their fair value, all of the shares of common stock of the Company purchased by Mr. Suleman upon exercise of his options after his termination of employment. On March 16, 2006, the compensation committee approved the cancellation of these fully vested options and the issuance to Mr. Suleman in their place of 2,868,006 fully vested restricted stock units with a deferred distribution date.

The Company has made three grants of long-term incentive compensation awards under the Long-Term Incentive Plan to Mr. Suleman: effective March 26, 2004, the Company granted to Mr. Suleman the option to purchase 400,000 shares of common stock of the Company at an exercise price of $16.94 per share; effective February 24, 2005, the Company granted to Mr. Suleman the option to purchase 450,000 shares of common stock of the Company at an exercise price of $13.64 per share; and effective September 20, 2005, the Company granted to Mr. Suleman 1,250,000 shares of restricted stock, which vest in three annual portions, beginning on September 20, 2006. On March 16, 2006, the compensation committee of the Company’s Board of Directors approved the modification of the vesting terms of the 1,250,000 shares of restricted stock to subject them to additional criteria based on the Company’s attainment of certain revenue-related performance objectives and to extend the applicable vesting dates to January 1, 2007, October 1, 2007 and October 1, 2008. The compensation committee also granted to Mr. Suleman, subject to receipt of the same stockholder approval, 1,131,994 performance-vesting restricted shares, which are subject to the Company’s attainment of certain revenue-related performance objectives and Mr. Suleman’s continued employment, and vest in two equal installments beginning on March 16, 2007. Also on March 16, 2006, the compensation committee approved the cancellation of Mr. Suleman’s option to purchase 400,000 shares of common stock of the Company granted to him on March 26, 2004. The Company obtained stockholder approval at the annual meeting of stockholders of the Company on May 24, 2006 for these modifications, grants, and cancellations.

On December 11, 2006, the compensation committee approved the payment to Mr. Suleman of a “gross-up” for the tax differential between ordinary income and dividend income rates (“Additional Tax”) during the years ended December 31, 2006, 2007 and 2008, in respect of dividends, if any, Mr. Suleman receives in respect of any unvested portion of the 1,131,994 performance-vesting shares of restricted stock granted to Mr. Suleman as of March 16, 2006, which vest annually in two equal installments beginning on March 16, 2007, and the shares of the Company common stock underlying his undistributed restricted stock units (collectively, “Undelivered Shares”). The value of such payment for 2006 was set at $807,317, and for 2007 and 2008 will be calculated as the product of 0.3738 and the aggregate amount of any such dividends received in respect of the Undelivered Shares. The gross up was authorized to be paid to Mr. Suleman in either cash or common stock, at the option of the Company, and for 2006, the Company has elected to settle the gross up obligation in stock.

Mr. Freedline’s Employment Agreement

Subject to certain terms and conditions contained in Mr. Freedline’s employment agreement, Mr. Freedline will be employed by the Company for the period beginning on May 26, 2006 and ending on May 25, 2009.

Mr. Freedline’s employment agreement provides that he will receive an annual base salary of $500,000. This base salary will be reviewed at least annually and may be increased by the compensation committee, but may not be decreased without Mr. Freedline’s consent. Mr. Freedline will be eligible to receive an annual incentive bonus during the term of his employment, which will be subject to the review of Mr. Freedline’s performance by the compensation committee. Mr. Freedline’s target incentive bonus opportunity will be $400,000 for the year ending December 31, 2006 (80% of current year’s base salary) and, for each subsequent calendar year, will not be less than one year of base salary at the highest rate in effect during such year.

In connection with the commencement of his employment and pursuant to his employment agreement, Mr. Freedline was granted two initial equity incentive awards under the Company’s Long-Term Incentive Plan: (1) 100,000 shares of time-vesting restricted stock and (2) an option to purchase 150,000 shares of Citadel common stock at the closing trading price of a share of Citadel common stock on the New York Stock Exchange on May 26, 2006, the day on which such options were granted. Each of these awards will vest in one-third installments on each of May 25, 2007, 2008 and 2009, subject to Mr. Freedline’s continuous employment with the Company through the applicable vesting date. The vesting of these awards will accelerate under certain circumstances described in the Agreement if there is a Change in Control of the Company. The nonvested stock grant is subject to the terms and conditions of a restricted stock agreement that do not differ materially from the terms and conditions included in the Company’s form of restricted stock agreement for executive officers. During the vesting period of the nonvested stock, Mr. Freedline will have all of the rights of a stockholder with respect to such shares (except for the right to transfer the shares), including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares. The options granted to Mr. Freedline prior to the ex-dividend date of the special dividend that the Company will pay to its stockholders pursuant to the ABC Radio Merger Agreement in connection with the Company’s expected business combination with the ABC Radio businesses will be adjusted to preserve the fair market value of such options as a result of the payment of the special dividend. Mr. Freedline will be eligible to receive additional equity grants of comparable value and on comparable terms in each of the second and third years of his employment with the Company.

During the term of his employment, Mr. Freedline also will receive employee benefits and be eligible to participate in all employee benefit plans of the Company in a manner commensurate with other senior executive officers of the Company, other than the Company’s Chief Executive Officer.

Mr. Freedline is party to a consulting agreement with his former employer under which he has agreed to provide consulting services of limited scope relating to such former employer’s business during his period of service with such employer and its predecessors. Mr. Freedline may continue to perform services under the consulting agreement so long as they do not interfere with his performing services for the Company or result in any conflict of interest.

The Company has agreed to indemnify Mr. Freedline (and to gross him up for taxes resulting from the indemnity payment), if, under certain circumstances described in the Agreement, (1) an excise tax under Section 280G of the Internal Revenue Code is imposed on amounts paid to him in connection with a Change in Control or (2) additional tax or interest under Section 409A of the Internal Revenue Code is imposed on or in respect of a payment or benefit received by him, so that, in either case, he will be in the same tax position as if such excise tax or additional tax or interest had not been imposed.

Mr. Freedline’s employment agreement provides that in the event that his employment terminates at the end of the term of the agreement, Mr. Freedline would be entitled to: (1) the vesting of 50% of all nonvested equity awards held by him as of the date of such termination and (2) a lump sum payment equal to the sum of: (a) any accrued obligations owing to Mr. Freedline and (b) a pro rata bonus amount. In the event that his employment ends as a result of his death or disability, Mr. Freedline (or his estate) would be entitled to: (1) a lump sum payment equal to the sum of: (a) any accrued obligations owing to Mr. Freedline and (b) a pro rata bonus amount; (2) continued medical, dental, life insurance, disability and other welfare benefits for one year or the value of such benefits in cash if Mr. Freedline is not permitted by the Company’s plans at the time of termination to receive such benefits; and (3) if such termination occurs on or after November 26, 2007, all nonvested equity awards held by Mr. Freedline as of the date of such termination shall become vested upon such termination; otherwise, all nonvested equity awards held by Mr. Freedline as of the date of such termination shall be canceled upon such termination.

No severance benefits (other than accrued salary, benefits and other obligations) are payable in the event of the termination of Mr. Freedline’s employment by the Company for Cause or by Mr. Freedline without Good Reason. In the event the Company terminates Mr. Freedline’s employment without Cause (as defined in the agreement) or if Mr. Freedline resigns with Good Reason (as defined in the agreement) (including, but not limited to, because of a reduction in his base salary or material reduction or discontinuance of any material benefit plan, the failure to award his incentive bonus under certain circumstances, the failure to award his additional equity grants, certain changes in his position, duties or responsibilities and certain relocations of his principal place of employment), Mr. Freedline would be entitled to: (1) a lump sum payment equal to the sum of: (a) any accrued obligations owing to Mr. Freedline, (b) a pro rata bonus amount, (c) one year of base salary at the rate then in effect, and (d) (i) if Mr. Freedline is terminated without Cause or Mr. Freedline terminates for Good Reason other than as a result of a failure by the Company to award an incentive bonus in an amount equal to at least (x) $300,000 for the year ended December 31, 2006 or (y) 75% of the target incentive bonus opportunity for any year ending after December 31, 2006, the greater of (A) 100% of the target incentive bonus opportunity for the year in which the termination occurs or (B) 100% of the incentive bonus awarded to Mr. Freedline in respect of the most recent year for which an incentive bonus has been awarded; provided, that if the year referred to in clause (B) ended on December 31, 2006, then the amount referred to in such clause will be 125% of the incentive bonus awarded in respect of the year ended on December 31, 2006, or (ii) if Mr. Freedline terminates for Good Reason as a result of a failure by the Company to award an incentive bonus in an amount equal to at least $300,000 for the year ended December 31, 2006, 75% of the target incentive bonus opportunity for the year ending December 31, 2007, or (iii) if Mr. Freedline terminates for Good Reason as a result of a failure by Citadel to award an incentive bonus in an amount equal to at least 75% of the target incentive bonus opportunity for any year ending after December 31, 2006, 100% of the greater of (x) the incentive bonus awarded for the most recently completed year or (y) the incentive bonus awarded for the year immediately preceding the most recently completed year, provided, that if the year referred to in clause (y) ended on December 31, 2006, then the amount referred to in such clause will be equal to 125% of the incentive bonus awarded in respect of the year ended on December 31, 2006; (2) continued medical, dental, life insurance, disability and other welfare benefits for one year or the value of such benefits in cash if Mr. Freedline is not permitted by the Company’s plans at the time of termination to receive such benefits; and (3) accelerated vesting of any nonvested equity awards granted under the Agreement and held by Mr. Freedline on the date of termination.

In the event the Company terminates Mr. Freedline’s employment without Cause or Mr. Freedline resigns with Good Reason in connection with a Change in Control (as defined in the Long Term Incentive Plan, but excluding any effects of the merger under the ABC Radio Merger Agreement), (i) at the request of any third party participating in or causing a Change in Control or (ii) within one year following a Change in Control, Mr. Freedline would be entitled to: (1) a lump sum payment equal to the greater of (x) such amount he would otherwise be entitled to upon a termination without Cause or with Good Reason and (y) the sum of: (a) any accrued obligations owing to Mr. Freedline, (b) a pro rata bonus amount, (c) base salary at the rate then in effect for the remainder of the term of the Agreement, and (d) an amount equal to the product of (x) the number of days remaining in the term of Mr. Freedline’s employment divided by 365, multiplied by (i) the greater of (A) 100% of the target incentive bonus opportunity for the year in which the termination occurs or (B) 100% of the incentive bonus awarded to Mr. Freedline in respect of the most recent year for which an incentive bonus has been awarded; provided, that if the year referred to in clause (B) ended on December 31, 2006, then the amount referred to in such clause will be 125% of the incentive bonus awarded in respect of the year ended on December 31, 2006.

Mr. Freedline’s employment agreement defines “Cause” to mean (i) Mr. Freedline’s willful and continued failure to perform substantially his duties with the Company (other than any such failure resulting from Mr. Freedline’s disability or any such failure subsequent to his being delivered notice of the Company’s intent to terminate his employment without Cause or delivering to the Company a notice of his intent to terminate for Good Reason) after a written demand for substantial performance is delivered to Mr. Freedline by the Board, the Committee or the Company’s CEO which specifically identifies the manner in which the Board, the Committee or the CEO believes Mr. Freedline has not substantially performed his duties and Mr. Freedline, after a period of no less than thirty days as set forth in the Company’s notice, has failed to cure such failure; (ii) Mr. Freedline’s willful dishonesty or misconduct in the performance of his duties that could reasonably be expected to cause a material harm to the Company or any of its subsidiaries; (iii) Mr. Freedline’s involvement in a transaction in connection with the performance of his duties to the Company or any of its subsidiaries which has not been disclosed to the Board or Company and which is adverse to the interests of the Company or its subsidiaries and which is engaged in for personal profit (whether for the benefit of Mr. Freedline or any other person or entity related to Mr. Freedline or with respect to which Mr. Freedline has a material interest); or (iv) Mr. Freedline’s conviction (by a court of competent jurisdiction) of, or a plea of nolo contendere to, any crime that constitutes a felony under federal, state or local law (other than a motor vehicle violation for which no custodial penalty is imposed). For purpose of the definition of Cause set forth above, no act or failure to act shall be considered “willful” unless done or omitted to be done by Mr. Freedline in bad faith and without reasonable belief that Mr. Freedline’s action was in the best interests of the Company and its subsidiaries. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Mr. Freedline in good faith and in the best interests of the Company.

“Good Reason” generally is defined in Mr. Freedline’s agreement to mean without his express written consent: (i) a reduction in his base salary or a material reduction or discontinuance of any material benefit plan; (ii) a failure to award an incentive bonus to Mr. Freedline in an amount equal to at least 75% of his target bonus opportunity specified in his employment agreement for any performance year ending after December 31, 2006; (iii) a failure to award an incentive bonus to Mr. Freedline in an amount equal to at least $300,000 for the performance year ending December 31, 2006; (iv) a failure on the part of the Company to grant or cause to be granted to Mr. Freedline (A) the initial equity award agreed to in his employment agreement or (B) on or prior to each anniversary of the effective date of the agreement, a subsequent equity award that has a combined restricted stock and stock option value equal to at least $1 million as of the date of grant and in the same proportions of the restricted stock and stock options initially granted to him pursuant to the employment agreement on the date it was granted; (v) any change in the position, duties, responsibilities (including reporting responsibilities) or status of Mr. Freedline that is inconsistent and adverse to Mr. Freedline in any material respect with Mr. Freedline’s position, duties, responsibilities or status with or to the Company as a public company as of the effective date of the agreement (including Mr. Freedline not serving as the Chief Financial Officer of the public parent company); (vi) a requirement by the Company that Mr. Freedline be based in an office that is located more than 25 miles from his principal place of employment as of the effective date; or (vii) any material failure on the part of the Company to comply with and satisfy the terms of the agreement.

Because of the so-called “parachute” tax imposed by Internal Revenue Code 280G, we have agreed to reimburse Mr. Freedline for any taxes imposed as a result of change in control benefits.

Assuming a termination date of December 31, 2006, Mr. Freedline would have been entitled to receive:

(i)	If termination was by us for “Cause” or by Mr. Freedline without “Good Reason,” then the officer would have been entitled to receive only any accrued obligations owing to Mr. Freedline as of the date of termination and all unvested equity awards would be forfeited.

(ii)	If termination was upon death or disability then the officer would have been entitled to receive (a) any accrued obligations owing to Mr. Freedline and (b) pro rata bonus amount for that year, which would have been 125% as of December 31, 2006, and (c) the continuation of medical, dental, life insurance, disability and other welfare benefits for him for one year following termination or a lump sum payment for the value to continue these benefits for one year. In addition, upon Mr. Freedline’s death or disability, all unvested equity awards would have been forfeited. As of December 31, 2006, the additional amount owed to such officer upon termination as of December 31, 2006 would have been approximately $ 505,190.

(iii)	If termination by Mr. Freedline for Good Reason or by Company without Cause (but not in connection with a change in control), then Mr. Freedline would have been entitled to receive (a) any accrued obligations owing to Mr. Freedline, (b) a pro rata bonus amount, (c) one year of base salary at the rate then in effect, (d) 125% of the incentive bonus awarded in respect to the year ended December 31, 2006, and (e) the continuation of medical, dental, life insurance, disability and other welfare benefits for him for one year following termination or a lump sum payment for the value to continue these benefits for one year. In addition, upon Mr. Freedline’s termination all unvested equity awards would have become vested, and as of December 31, 2006 would have had an aggregate value of $1,021,500. The total amount the officer would have been entitled to receive would be approximately $2,527,132.

(iv)

If termination was by Mr. Freedline for Good Reason or by the Company without Cause in connection with a change in control, then Mr. Freedline would have been entitled to receive the greater of (a) the amount the officer would otherwise be entitled to upon termination without Cause or with Good Reason as described in (iii) above or (b) the sum of (1) any accrued obligations owing to Mr. Freedline, (2) pro rata bonus amount, (3) base salary at the rate then in effect for the remainder of the term of

Mr. Freedline’s employment agreement, (4) the continuation of medical, dental, life insurance, disability and other welfare benefits for him one year following termination or a lump sum payment for the value to continue these benefits for one year, and (5) an amount equal to the product of (x) the number of days remaining in the term of Mr. Freedline’s employment divided by 365, multiplied by (i) the greater of (A) 100% of the target incentive bonus opportunity for the year in which the termination occurs or (B) 100% of the incentive bonus awarded to Mr. Freedline in respect of the most recent year for which an incentive bonus has been awarded; provided, that if the year referred to in clause (B) ended on December 31, 2006, then the amount referred to in such clause will be 125% of the incentive bonus awarded in respect of the year ended on December 31, 2006. In addition, upon Mr. Freedline’s termination all unvested equity awards would have become vested, and as of December 31, 2006 would have had an aggregate value of $1,021,500. The total amount the officer would have been entitled to receive would be approximately $3,927,132.

Mr. Taylor’s Employment Agreement

The material terms of Mr. Taylor’s employment are set forth in a letter agreement dated August 29, 2006 between him and Citadel Broadcasting Company and a confirmatory memorandum addressed to Mr. Taylor from the Company dated November 6, 2006. Commencing with the start of employment on September 25, 2006, Mr. Taylor is to be paid a semi-monthly salary of $ 10,000 (annual rate of $240,000), subject to all payroll deductions or withholding authorized by Mr. Taylor or required by federal, state, or local laws or regulations. He also shall be eligible to receive an annual cash bonus of up to 30% of his annual salary, the payment of which shall be based upon (i) his individual performance as evaluated by the Company’s CEO and CFO and (ii) the Company’s overall performance. The payment of such bonus, if any, is not guaranteed. Such bonus for the year ending December 31, 2006 shall be prorated based upon the date Mr. Taylor commences employment with the Company through December 31, 2006. The payment of such 2006 bonus, if any, is not guaranteed. In addition, Mr. Taylor was granted 10,000 restricted shares of common stock on November 6, 2006 which shall vest 1/3 per year over a three (3) year period so long as he is still employed by the Citadel Broadcasting Company or the Company on the date of vesting, with 3,333 shares vesting on November 6, 2007, with 3,334 shares vesting on November 6, 2008 and the third 3,333 shares vesting on November 6, 2009. Mr. Taylor also is eligible to participate in the packages for health insurance, dental, vision, disability, a matching 401K program and other welfare benefits offered by the Company to other employees, as well as three (3) weeks vacation, leave and other fringe benefits in accordance with Company policy.

Mr. Taylor’s employment is at will. In the event that his employment is terminated without cause, in exchange for a release in form acceptable to the Company, he shall receive twelve (12) weeks of his then annual base salary only. Such payments shall be made in a lump sum payment or in accordance with the Company’s regularly scheduled pay periods, which shall be determined at the Company’s sole option.

Assuming a termination date of December 31, 2006, for a termination without cause, Mr. Taylor would have been entitled to receive approximately $55,385.

Ms. Orr’s Employment Agreement

The term of Ms. Orr’s employment commenced on May 15, 2006. Pursuant to the terms of a term sheet agreed upon at that time, during her employment as Vice President, General Counsel and Secretary of the Company, Ms. Orr will receive an annual base salary in the amount of $275,000 during her first year of employment (from May 15, 2006 to May 14, 2007) and $300,000 during her second year of employment (from May 15, 2007 to May 14, 2008). Ms. Orr will also be eligible to receive an annual bonus for each year completed during the term of her employment, which will be subject to review by the compensation committee of the Company’s Board of Directors of Ms. Orr’s performance. Ms. Orr’s target incentive bonus opportunity will be between $75,000 and $100,000 in each of the two years. In addition, the Company granted to Ms. Orr 25,000 shares of restricted stock under the Company’s Long-Term Incentive Plan. The restricted stock was granted pursuant to the terms and conditions of the Company’s form of restricted stock agreement and vests ratably in one-third portions on each of the first, second and third anniversaries of the date of grant (May 15, 2006).

In the event Ms. Orr’s employment is terminated for any reason, other than “for cause”, within one (1) year of the closing of the merger transaction contemplated by the ABC Radio Merger Agreement, then (i) Ms. Orr would receive a severance payment in the amount of one (1) year of Ms. Orr’s then current base salary and (ii) all outstanding shares of restricted stock held by Ms. Orr would immediately vest.

Assuming a termination date of December 31, 2006 and a termination without cause, Ms. Orr would have been entitled to receive approximately $524,000.

Outstanding Equity Awards at Fiscal Year End Table

The table below summarizes the awards under the Company’s equity incentive plans for each named executive officer outstanding as of the end of the fiscal year ended December 31, 2006.

	Option Awards							Restricted Stock and Restricted Stock Unit Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable		Unexercisable
Farid Suleman	112,500	(1)	337,500	(1)	—	$13.64	2/24/2015	2,868,006	(6)	$28,565,340	1,250,000	(10)	$12,450,000
	—		—		—	—	—	—		—	1,131,994	(11)	$11,274,660

Robert G. Freedline	—		150,000	(2)	—	$9.79	5/26/2016	100,000	(7)	$996,000	—		—

Judith A. Ellis	75,000	(3)	25,000	(3)	—	$16.00	2/15/2013	—		—	100,000	(11)	$996,000
	62,500	(4)	62,500	(4)	—	$19.20	2/3/2014	—		—	—
	31,250	(1)	93,750	(1)	—	$13.64	2/24/2015	—		—	—		—

Jacquelyn J. Orr	—		—		—	—	—	25,000	(8)	$249,000	—		—

Patricia Stratford	7,500	(5)	2,500	(5)	—	$16.00	5/23/2013	—		—	50,000	(11)	$498,000
	5,000	(4)	5,000	(4)	—	$19.20	2/3/2014	—		—	—		—
	3,750	(1)	11,250	(1)	—	$13.64	2/24/2015	—		—	—		—

Randy L. Taylor	—		—		—	—	—	10,000	(9)	$99,600	—		—

(1)	Stock options vest in four equal portions annually on February 24, 2006, 2007, 2008 and 2009.
(2)	Stock options vest in three equal portions annually on May 25, 2007, 2008 and 2009.
(3)	Stock options vest in four equal portions annually on February 15, 2004, 2005, 2006 and 2007.
(4)	Stock options vest in four equal portions annually on February 3, 2005, 2006, 2007 and 2008.
(5)	Stock options vest in four equal portions annually on May 23, 2004, 2005, 2006 and 2007.
(6)	The 2,868,006 fully vested restricted stock units were issued outside of the Long-Term Incentive Plan. The restricted stock units were fully vested upon the grant date of March 16, 2006 and will be distributed in two equal portions annually, on March 16, 2007 and 2008.
(7)	Shares vest in three equal portions annually on May 25, 2007, 2008 and 2009.
(8)	Shares vest in three equal portions annually on May 15, 2007, 2008 and 2009.
(9)	Shares vest in three equal portions annually on November 6, 2007, 2008 and 2009.
(10)	Shares vest in three equal portions on January 1, 2007, October 1, 2007 and October 1, 2008 and are subject to the Company’s satisfaction of certain performance objectives and continuous employment with the Company through the applicable vesting dates.
(11)	Shares vest in two equal portions annually on March 16, 2007 and 2008 and are subject to the Company’s satisfaction of certain performance objectives and such officer’s continuous employment with the Company through the applicable vesting date.

Option Exercises and Stock Vested Table

There were no exercises of stock options or vesting of shares of nonvested stock during the year ended December 31, 2006.

Director Compensation Table

The table below provides information concerning the compensation of the Company’s directors for fiscal year ended December 31, 2006. The table below does not include information with respect to the Company’s chairman of the Board and CEO, Mr. Suleman, as he is also a named executive officer of the Company. Mr. Suleman is not compensated for his service as a director of the Company.

Name	Fees Paid ($)		Stock Awards ($)(8)		Option Awards ($)(9)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Katherine Brown	$50,060	(1)	$97,200	(3)	—	—	—	$3,600	(4)	$150,860
David Checketts (2)	—		—		—	—	—	—		—
J. Anthony Forstmann	$30,082	(1)	$97,200	(3)	—	—	—	$3,600	(4)	$130,882
Theodore J. Forstmann	—		—		—	—	—	—		—
Sandra Horbach (2)	$65,060	(1)	$97,200	(3)(5)	—	—	—	$3,600	(4)	$165,860
Michael A. Miles	$47,033	(1)	$97,200	(3)	—	—	—	$3,600	(4)	$147,833
Michael J. Regan (6)	—		—		—	—	—	—		—
Charles P. Rose	$38,049	(1)	$97,200	(3)	—	—	—	$3,600	(4)	$138,849
Herbert J. Siegel	$42,033	(1)	$97,200	(3)	—	—	—	$3,600	(4)	$142,833
Wayne T. Smith (7)	$38,159	(1)	$97,200	(3)	—	—	—	$3,600	(4)	$138,959

(1)	Effective May 24, 2006, in consideration for his or her services as a member of the Company’s Board of Directors, each Director receives an annual fee of $50,000, $2,500 for each committee meeting he or she attends, and $5,000 annually if he or she serves as a committee chairperson. The Company does not compensate committee members for every meeting attended; rather, compensation is paid to committee members based upon attendance at certain predetermined meetings.
(2)	Mr. Checketts and Ms. Horbach resigned from the Board of Directors effective March 27, 2006 and November 6, 2006, respectively.
(3)	Stock award compensation is based on 10,000 unvested shares granted on May 24, 2006 at a closing stock price of $9.72 and vest in three equal portions annually on May 24, 2007, 2008 and 2009.
(4)	Other compensation is $3,600 of dividends received on restricted shares.
(5)	The stock awards granted to Ms. Horbach were forfeited at the time of her resignation from the Board of Directors.
(6)	Mr. Regan became a member of the Board of Directors effective February 28, 2007.
(7)	Mr. Smith became a member of the Board of Directors effective April 10, 2006.
(8)	The aggregate number of stock awards held by each director as of December 31, 2006 is as follows:

Katherine Brown	10,000
J. Anthony Forstmann	10,000
Michael A. Miles	10,000
Charles P. Rose	10,000
Herbert J. Siegel	10,000
Wayne T. Smith	10,000

(9)	The aggregate number of option awards held by each director as of December 31, 2006 is as follows:

Katherine Brown	50,000
J. Anthony Forstmann	50,000
Michael A. Miles	60,000
Charles P. Rose	50,000
Herbert J. Siegel	50,000
Wayne T. Smith	—

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information

The following tables set forth, as of December 31, 2006, the number of shares of common stock that are issuable upon the exercise of stock options outstanding and upon vesting of restricted stock of the Company under the Citadel Broadcasting Corporation Long-Term Incentive Plan.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Option, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights
Equity Compensation Plans Approved by Stockholders	4,379,190	$15.86
Equity Compensation Plans Not Approved by Stockholders
None	—	—

Total	4,379,190

Plan Category	Number of Shares to be Issued Upon Vesting of Restricted Stock	Weighted Average Grant Date Fair Value
Equity Compensation Plans Approved by Stockholders	2,906,494	$11.96
Equity Compensation Plans Not Approved by Stockholders
None	—	—

Total	2,906,494

As of December 31, 2006, the total number of shares of common stock that remain authorized, reserved, and available for issuance under the Plan was 2,682,566, not including shares underlying outstanding grants.

The Company has also granted 2,868,006 fully vested stock units with deferred distribution dates to its chief executive officer under a written agreement dated April 23, 2002, as amended on June 4, 2002.

PROPOSAL 1—ELECTION OF CLASS I DIRECTORS

The Board of Directors recommends that you vote FOR the election of the three nominees to serve as Class I directors on the Company’s Board of Directors.

Board of Directors

The Company’s Board of Directors is currently composed of nine directors.

The Company’s amended and restated certificate of incorporation provides for a classified Board of Directors consisting of three classes. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term and until their respective successors are elected and qualified. A director may only be removed with cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class. Each of the four Forstmann Little partnerships has a contractual right, for so long as it holds any shares of our common stock, to designate a nominee for election to the Company’s Board of Directors, and the Company is obligated to solicit proxies in favor of each of these four nominees and to use reasonable efforts to cause each of these four nominees to be elected. The nominees of the Forstmann Little partnerships are Theodore J. Forstmann, J. Anthony Forstmann and former director Sandra A. Horbach, of whom only J. Anthony Forstmann is a Class I director whose term of office will terminate on the date of the 2007 annual meeting of stockholders and is accordingly standing for re-election at the meeting.

Nominees

Upon the recommendation of the Board of Directors, the following three directors listed in the table below are nominated for election to serve as Class I directors for a term of three years expiring at the annual meeting of stockholders in 2010 or when their respective successors are elected and qualified. If any of the nominees are unable to serve or refuse to serve as directors, an event which the Board does not anticipate, the proxies will be voted in favor of such other person(s), if any, as the Board of Directors may designate. A plurality of the votes cast at the Annual Meeting will elect each Class I director. Stockholders may not grant a proxy for a greater number of persons than three, which is the number of nominees identified herein.

Name	Age	Position
J. Anthony Forstmann	68	Director (Class I)
Charles P. Rose, Jr.	65	Director (Class I)
Wayne T. Smith	61	Director (Class I)

J. Anthony Forstmann has been a Director since 2001. Mr. Forstmann (age 68) has been a Managing Director of J.A. Forstmann & Co., a merchant banking firm, since October 1987. In 1968, he co-founded Forstmann-Leff Associates, an institutional money management firm with $6 billion in assets. He is a special limited partner of Forstmann Little & Co. He is the brother of Theodore J. Forstmann.

Charles P. Rose, Jr. has been a Director since 2003. Mr. Rose (age 65) currently serves as executive producer, executive editor and host of Charlie Rose, a nightly one-hour interview program on the PBS television network, which premiered in 1991. From 1998 until late 2005, Mr. Rose also served as a correspondent for the CBS television network news program 60 Minutes II.

Wayne T. Smith has been a Director since 2006. Mr. Smith (age 61) is Chairman of the Board, President and CEO of Community Health Systems, Inc., which owns and operates 73 full-service, acute care hospitals in 21 states. Prior to joining CHS, Mr. Smith was with Humana Inc. for 23 years. He served as President and COO of Humana Inc. and was also a member of their board of directors. Prior to his tenure as President and COO,

Mr. Smith held a wide variety of senior management positions with Humana. Mr. Smith serves on the Boards of Praxair, Inc.; the Nashville Health Care Council; and the Federation of America’s Hospitals, for which he was also the 2003 Chairman. Mr. Smith is a former director of the American Association of Health Plans and the Health Insurance Association of America. He also serves as advisor to numerous other health care related entities. Mr. Smith also serves on the Board of 24 Hour Fitness Worldwide, Inc. and is a limited partner of certain affiliated partnerships of Forstmann Little & Co.

Incumbent Directors

The remaining incumbent directors, whose terms of office are not expiring, are as follows:

Name	Age	Position
Katherine Brown	41	Director (Class II)
Theodore J. Forstmann	67	Director (Class III)
Michael A. Miles	67	Director (Class III)
Michael J. Regan	65	Director (Class II)
Herbert J. Siegel	78	Director (Class II)
Farid Suleman	55	Chief Executive Officer and Chairman of the Board (Class III)

The current terms of the Class II and Class III directors expire on the dates of the 2008 and 2009 annual meetings of stockholders, respectively, or when their respective successors are elected and qualified.

Katherine Brown has been a director since 2004. Ms. Brown (age 41) has been a Managing Director of Banc of America Securities, LLC and responsible for covering a portfolio of media companies since January 2007. Ms. Brown was a Senior Vice President at Time Warner Inc. responsible for mergers and acquisitions until March 31, 2006. She joined Time Warner in September 2001 from Citigroup where she was a Managing Director in the mergers and acquisitions department. She spent 10 years as an investment banker covering the media sector, both in the United States and Europe.

Theodore J. Forstmann has been a Director since 2001. Mr. Forstmann (age 67) has been a general partner of FLC XXXII Partnership, L.P. and FLC XXXIII Partnership, L.P. since the partnerships’ inceptions, and he co-founded Forstmann Little & Co. in 1978. Mr. Forstmann is a director of IMG Worldwide Holdings, Inc. and 24 Hour Fitness Worldwide, Inc. He was also a director of McLeodUSA Incorporated until December 2005. He is the brother of J. Anthony Forstmann.

Michael A. Miles has been a Director since 2001. Mr. Miles (age 67) served as Chairman and Chief Executive Officer of Philip Morris Companies, Inc. from 1991 to 1994. He is also a director of AMR Corporation, Dell Inc. and Time Warner Inc. He is also a special limited partner of Forstmann Little & Co. and serves on the Forstmann Little advisory board.

Michael J. Regan has been a Director since 2007. Mr. Regan (age 65) is a former Vice Chairman and Chief Administrative Officer of KPMG LLP and was the lead audit partner for many Fortune 500 companies during his 40 year tenure with KPMG. Mr. Regan is a member of the board of managers of Allied Security Holdings LLC and serves on its audit committee. He also is a director of Scientific Games Corporation and serves on its audit committee. Mr. Regan is a member of the Board of Trustees of Manhattan College.

Herbert J. Siegel has been a Director since 2003. Mr. Siegel (age 78) was Chairman of the Board and President of Chris-Craft Industries, Inc. and Chairman of the Board of BHC Communications, Inc. until July 2001, when the two companies were acquired by The News Corporation Limited. Mr. Siegel was a senior advisor to The News Corporation Limited. He is currently a consultant to News America, Inc. Mr. Siegel is also a director of IMG Worldwide Holdings Inc.

Farid Suleman is the Company’s Chairman of the Board and Chief Executive Officer. Mr. Suleman (age 55) joined the Company in March 2002. Prior to joining the Company, from February 2001 to February 2002, Mr. Suleman was President and Chief Executive Officer of Infinity Broadcasting Corp., one of the largest radio and outdoor advertising companies in the United States. He was Executive Vice President, Chief Financial Officer, Treasurer and a director of Infinity Broadcasting from September 1998 to February 2001 when Infinity Broadcasting was acquired by Viacom Inc. Mr. Suleman was named Senior Vice President, Finance of CBS in August 1998 and Senior Vice President and Chief Financial Officer of the CBS Station Group in June 1997. Mr. Suleman was a director of Westwood One, Inc. until February 22, 2006 and was also Westwood One’s Executive Vice President and Chief Financial Officer from February 1994 to March 2002. Mr. Suleman has also been a special limited partner of Forstmann Little & Co. since March 2002 and was a director of McLeodUSA Incorporated until December 2005.

PROPOSAL 2—APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE OBJECTIVES THAT MAY APPLY TO PERFORMANCE-BASED AWARDS UNDER THE LONG-TERM INCENTIVE PLAN AND RELATED MODIFICATIONS TO THE LONG-TERM

INCENTIVE PLAN

The compensation committee of our Board of Directors recommends that you vote FOR the approval of the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan and related modifications to the Long-Term Incentive Plan, as described in this Proposal 2.

Description of Proposal

At the meeting, you will be asked to approve the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan and related modifications to the Long-Term Incentive Plan.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Company generally may not, for federal income tax purposes, deduct from its income the compensation paid during a taxable year to a person who, on the last day of such year, is the chief executive officer (or person acting in that capacity) or among the four other highest compensated executive officers of the Company and its subsidiaries (each such person, a “covered executive”), to the extent such compensation exceeds $1 million. This limitation, however, does not apply to certain performance-based compensation paid to a covered executive if the material terms of the performance objectives under which such compensation is determined and paid are disclosed to and approved by the stockholders of the Company.

The compensation committee recommends that you vote FOR the approval of the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan, as described in this Proposal 2.

Summary of the Material Terms of Performance Awards and Performance Objectives

The following is a summary of the material terms of the performance objectives that may apply to performance-based awards under the Long-Term Incentive Plan. The statements made herein concerning the terms and provisions of the Long-Term Incentive Plan are summaries and do not purport to be a complete recitation of the Long-Term Incentive Plan provisions. Such statements are qualified in their entirety by express reference to the full text of the Long-Term Incentive Plan. A copy of the Long-Term Incentive Plan as proposed to be amended and restated by this Proposal 2 and by Proposal 3 of this Proxy Statement is attached hereto as Appendix A and is incorporated by reference herein. Copies of the Long-Term Incentive Plan as proposed to be amended and restated by this Proposal 2 and by Proposal 3 of this Proxy Statement also are available by writing or telephoning us at the following address: Corporate Secretary, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, (702) 804-5200.

Use of Performance Objectives under Awards. The purpose of the Long-Term Incentive Plan and the use of performance-based awards is to strengthen the Company and our subsidiaries by providing an incentive to our employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. Our compensation committee believes that our growth is dependent upon our ability to attract, employ and retain employees, officers, consultants and directors of outstanding ability who will dedicate their maximum productive efforts toward the advancement of the Company. The compensation committee has found that granting incentive awards has been highly effective in recruiting and retaining competent personnel and directors. Performance-based compensation will be awarded if the compensation committee determines that such awards are in the best interest of the Company and its stockholders. Performance objectives for awards will be determined by the compensation committee and will be designed to support the Company’s business strategy and to align employees’ interests with stockholder interests.

Eligibility for Performance Awards. Employees (including future employees who have received a formal written offer of employment), officers, consultants, independent contractors and directors of the Company and our subsidiaries generally will be eligible to receive performance share awards, performance unit awards and other awards the vesting of which is contingent on the attainment of specified performance objectives. In making its selection and in determining the form and amount of awards, the compensation committee may give consideration to the functions and responsibilities of the eligible person, his or her past, present and potential contributions to the Company and such other factors as the compensation committee deems relevant.

Maximum Amount of Compensation. If the amendments proposed in this Proposal 2 are adopted by stockholders (i) the maximum number of options that may be granted to any individual under the Long-Term Incentive Plan for any year may not exceed 5,000,000 shares, (ii) the maximum number of stock appreciation rights that may be granted to any individual under the Long-Term Incentive Plan for any year may not exceed 5,000,000 shares and (iii) the maximum number of performance shares and performance units that may be granted to any individual under the Long-Term Plan for any year may not exceed 5,000,000 shares. In this regard, if an applicable award is denominated in dollars instead of shares, the maximum amount that can be paid out in respect of any such award granted in any 12-month period is the cash value of 5,000,000 shares.

Securities Authorized for Issuance. Currently, 10,000,000 shares of common stock, par value $0.01, of the Company have been reserved for issuance in connection with the grant of awards under the Long-Term Incentive Plan, subject to adjustment in the event of a stock split, recapitalization or other similar change affecting the common stock of the Company. If the matter put before the stockholders in Proposal 3 is approved, that number will increase to 18,000,000 shares reserved for issuance. As of March 30, 2007, outstanding restricted stock awards and options to purchase shares of common stock of the Company, in the aggregate, represent 6,690,820 shares of common stock of the Company. As a result, assuming proposal 3 is approved, then the shares of the Company’s common stock would remain available for future issuance under the Long-Term Incentive Plan would be increased by 8,000,000 shares. The closing price of a share of the Company’s common stock as reported on the NYSE on April 17, 2007 was $9.69. The securities authorized for issuance under the Long-Term Incentive Plan are described in tabular format on page 45 of this Proxy Statement.

Performance Awards. The committee, in its discretion, may grant performance-based awards to eligible individuals, the terms and conditions of which shall be set forth in an agreement between the Company and the grantee. Each agreement shall specify the number of performance shares or performance units to which it relates, the performance objectives which must be satisfied in order for the performance shares or performance units to vest and the time period within which such performance objectives must be satisfied.

Performance Shares. Performance shares are restricted shares of common stock of the Company the vesting of which is contingent upon achievement of performance conditions established by the committee. Unless the committee determines otherwise, and as set forth in each agreement, the grantee of a performance share shall have all of the rights of a stockholder with respect to such share (except for the right to transfer the share), including the right to vote the share and to receive all dividends or other distributions paid or made with respect to the share.

Performance shares vest upon the attainment of specified performance objectives within a specified performance cycle (generally at least a 12-month period), provided the grantee has remained employed by the Company or one of its subsidiaries through a specified date. Until such vesting date, the performance shares will be held in escrow and will not be delivered to the grantee. During such time, the performance shares may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated, nor will they be delivered to the grantee. The committee may also impose other restrictions and conditions on the performance shares, if any, as it deems appropriate.

Performance Units. Performance units may be denominated in shares or a specified dollar amount. Contingent upon the attainment of specified performance objectives within the performance cycle, performance units represent the right to receive payment as provided the Long-Term Incentive Plan of (a) in the case of share-denominated performance units, a share of Citadel common stock or the fair market value of a share of Citadel common stock on a date specified by the committee, (b) in the case of dollar-denominated performance units, the specified dollar amount or (c) a percentage (which may be more than 100%) of the amount described in clause (a) or (b) depending on the level of performance objective attainment; provided that the committee may at the time the performance unit is granted specify a maximum amount payable in respect of a vested performance unit. Payment to grantees in respect of vested performance units shall be made as provided in the grant agreement. Unless the committee determines otherwise, and as set forth in each agreement, the grantee of a performance unit shall have all of the rights of a stockholder with respect to the shares underlying such unit to receive all dividends or other distributions paid or made with respect to such shares.

Performance Objectives that May be Applied under the Long-Term Incentive Plan. Awards intended to qualify as performance-based compensation under Section 162(m) will be subject to performance objectives. Performance objectives for performance awards may be expressed in terms of earnings per share, net income, revenue growth, market share, ratings, rank, market valuation, broadcast cash flow, cash flow per share, adjusted earnings before interest, taxes and depreciation, share price, pre-tax profits, net earnings, return on equity or assets, sales, any combination of the foregoing or, with respect to performance awards payable prior to the end of the transition period (defined in the Plan), such other criteria as the committee may determine. Performance objectives may be in respect of the performance of the Company, any of its subsidiaries, any of its divisions or any combination thereof. Performance objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The foregoing criteria shall have any reasonable definitions that the committee may specify, which may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition and merger expenses; effects of divestitures and/or mergers and other items identified by the committee in its discretion. Any such performance criterion or combination of such criteria may apply to the award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the committee may specify.

The performance objectives with respect to a performance period will be established in writing by the committee by the earlier of (x) the date on which a quarter of the performance period has elapsed or (y) the date which is ninety (90) days after the commencement of the performance period, and in any event while the performance relating to the performance objectives remain substantially uncertain. At the time of the granting of a performance award, or at any time thereafter, in either case to the extent permitted under Section 162(m) and the regulations thereunder, without adversely affecting the treatment of the performance award as performance-based compensation, the committee may provide for the manner in which performance will be measured against the performance objectives (or may adjust the performance objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any performance award that is intended to constitute performance-based compensation made to a grantee who is subject to Section 162(m), the committee must certify in writing that the applicable performance objectives have been satisfied to the extent necessary for such award to qualify as performance-based compensation.

Summary of Certain Other Material Terms Contained in the Long-Term Incentive Plan

The following is a summary of certain other material provisions of the Long-Term Incentive Plan. The statements made herein concerning terms and provisions of the Long-Term Incentive Plan are summaries and do not purport to be a complete recitation of the Long-Term Incentive Plan provisions. Such statements are qualified in their entirety by express reference to the full text of the Long-Term Incentive Plan. A copy of the Long-Term Incentive Plan is attached hereto as Appendix A and is incorporated by reference herein. Copies of the Long-

Term Incentive Plan also are available by writing or telephoning us at the following address: Corporate Secretary, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, (702) 804-5200.

Purpose of the Company’s Long-Term Incentive Plan. The purpose of the Long-Term Incentive Plan is to strengthen the Company and its subsidiaries by providing an incentive to its employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. The Company’s compensation committee believes that its growth is dependent upon its ability to attract, employ and retain employees, officers, consultants and directors of outstanding ability who will dedicate their maximum productive efforts toward the advancement of the Company. The compensation committee has found that granting incentive awards has been highly effective in recruiting and retaining competent personnel and directors. The growing competition among companies for capable employees, officers, consultants and directors makes it necessary for the Company to maintain a strong and competitive incentive program.

Eligibility and Participation. Employees (including future employees who have received a formal written offer of employment), officers, consultants, independent contractors and directors of the Company and its subsidiaries generally will be eligible to receive incentive and nonqualified stock options, stock appreciation rights, restricted stock, phantom stock, performance awards and other stock-based awards to receive up to the aggregate number of shares of the Company common stock authorized for issuance under the Long-Term Incentive Plan. In making its selection and in determining the form and amount of awards, the committee may give consideration to the functions and responsibilities of the eligible person, his or her past, present and potential contributions to the Company and such other factors as the committee deems relevant.

As of March 30, 2007, there were nine members of the Company’s Board of Directors. As of March 30, 2007, the Company and its subsidiaries employed approximately 3,480 full-time and part-time employees, all of whom are eligible to receive awards under the Long-Term Incentive Plan.

Awards under the Company’s Long-Term Incentive Plan. Awards under the Long-Term Incentive Plan may be in the form of any one or more of the following: (i) incentive stock options qualifying under section 422 of the Internal Revenue Code and non-qualified stock options; (ii) stock appreciation rights; (iii) performance awards; (iv) restricted stock and restricted stock units; (v) phantom shares and (vi) other share-based awards on terms and conditions established by the committee.

It is not presently possible to determine the dollar value of award payments that may be made, or the individuals who may be selected for such awards, in the future under the Long-Term Incentive Plan.

Shares Subject to the Company’s Long-Term Incentive Plan. Currently, 10,000,000 shares of the Company common stock, par value $0.01, have been reserved for issuance in connection with the grant of awards under the Long-Term Incentive Plan, subject to adjustment in the event of a stock split, recapitalization or other similar change affecting the common stock of the Company. If the matter put before the stockholders in Proposal 3 is approved, that number will increase to 18,000,000 shares reserved for issuance. As of March 30, 2007, outstanding restricted stock awards and options to purchase shares of common stock of the Company, in the aggregate, represent 6,690,820 shares of common stock of the Company. As a result, assuming proposal 3 is approved, the number of shares of common stock that would remain available for future issuance under the Long-Term Incentive Plan would be increased by 8,000,000.

Upon the settlement of an option or award, the number of shares available for granting of further options and awards will be reduced by the number of shares of common stock delivered in respect of such option or award. Whenever any outstanding option or award or portion thereof expires, is canceled, is settled in cash or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire option or award, the shares allocable to the expired, canceled, settled or otherwise terminated portion of the option or award may again be the subject of options or awards granted the Long-Term Incentive Plan.

Stock Options and Terms. The number of options to purchase shares of Citadel common stock that may be granted and the timing of grants to eligible persons under the Long-Term Incentive Plan are subject to the discretion of the committee that administers the Long-Term Incentive Plan, provided that no one individual may receive options covering more than 5,000,000 shares in any 12-month period. The committee will determine, among other things, the persons to whom options will be granted, the types of options granted, the number of shares subject to options and the exercise price. The committee also determines the term of each option, the restrictions or limitations thereof and the manner in which each option may be exercised. Other than the services to be rendered by option recipients, it is not expected that the Company will receive any consideration in exchange for the grant of options. Options granted under the Long-Term Incentive Plan will expire not later than the tenth anniversary of the date of grant (the fifth anniversary in the case of incentive stock options granted to stockholders who own more than 10% of the outstanding common stock of the Company), except that upon the death of the optionee prior to the expiration of the option, an option may be exercised for up to one year following the date of the optionee’s death.

The nonqualified stock options granted under the Long-Term Incentive Plan must have an exercise price that is no less than 100% of the common stock’s fair market value at the date of grant (110% in the case of incentive stock options granted to stockholders who own more than 10% of the outstanding Citadel common stock) as determined by the committee or as otherwise set forth in the Long-Term Incentive Plan. As of March 30, 2007, the outstanding options granted under the Long-Term Incentive Plan have exercise prices ranging from $9.30 to $20.20 and expiration dates from October 25, 2012 to September 7, 2016.

Each option generally will become exercisable in such portions and at such times as may be designated by the committee. The stock options that have been granted as of the date hereof generally vest ratably over a four-year period commencing one year after the date of grant. The Long-Term Incentive Plan provides that the committee may provide for the exercise of an option by a variety of methods, including payment in cash or shares of Citadel common stock or a combination of cash and shares of Citadel common stock. The Long-Term Incentive Plan does not, however, permit an option holder to defer the issuance of shares upon the exercise of a non-qualified option. To the extent not exercised, vested portions of the option will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. The committee may accelerate the exercisability of any option or portion thereof at any time.

Stock Appreciation Rights. The committee may, in its discretion, grant stock appreciation rights in accordance with the Long-Term Incentive Plan, the terms and conditions of which will be set forth in an agreement with the grantee provided that no one individual may receive stock appreciation rights covering more than 5,000,000 shares in any 12-month period. No stock appreciation right may be issued unless the exercise price of such right is at least equal to the fair market value of the underlying shares on the date of grant and the right does not provide for the deferral of compensation other than deferral of recognition of income until the exercise of the right. Further, stock appreciation rights may only be settled in shares of the Company’s common stock.

Restricted Stock. The committee may grant awards to eligible individuals of restricted stock, which will be evidenced by an agreement between the Company and the grantee. Each agreement will contain such restrictions, terms and conditions as the committee may, in its discretion, determine. Further, without limiting the generality of the foregoing, such agreements may require that an appropriate legend be placed on share certificates. Each agreement may also contain such vesting dates as the committee may, in its discretion, determine. Unless the committee determines otherwise, and as set forth in each agreement, the grantee of restricted stock shall have all of the rights of a stockholder with respect to such shares (except for the right to transfer the shares), including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

Phantom Stock Awards. The committee may, in its discretion, grant shares of phantom stock to any eligible individual. Such phantom stock will be subject to the terms and conditions established by the committee and set forth in the applicable agreement. Upon the vesting of a phantom stock award, the grantee will be entitled to receive a cash payment in respect of each share of phantom stock which shall be equal to the fair market value of a share as of the date the phantom stock award was granted, or such other date as determined by the committee at the time the phantom stock award was granted. The committee may, at the time a phantom stock award is granted, provide a limitation on the amount payable in respect of each share of phantom stock. In lieu of a cash payment, the committee may settle phantom stock awards with shares equal in number to the shares of phantom stock awarded to the participant.

Other Share-based Awards. The committee may grant a share award to any eligible individual on such terms and conditions as the committee may determine in its sole discretion. Share awards may be made as additional compensation for services rendered by the eligible individual or may be in lieu of cash or other compensation to which the eligible individual is entitled.

Effect of Certain Transactions. The committee may, at the time an option or award is granted or at any time thereafter, determine the effect of a change in control, as such term is used in the Long-Term Incentive Plan, on the option or award. In addition, in the event of the liquidation or dissolution of, or a merger or consolidation of the Company, the Long-Term Incentive Plan and the options and awards issued thereunder will continue in effect in accordance with their respective terms, except that, following such a transaction, either (i) each outstanding option or award will be treated as provided for in the agreement entered into in connection with the transaction or (ii) if not so provided in such agreement, each optionee and grantee will be entitled to receive in respect of each share subject to any outstanding options or awards, as the case may be, upon exercise of any option or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share was entitled to receive in the transaction in respect of a share; provided, however, that such stock, securities, cash, property, or other consideration will remain subject to all of the conditions, restrictions and performance criteria which were applicable to the options and awards prior to such transaction.

Plan Amendment and Termination. The Long-Term Incentive Plan may be amended, suspended or terminated at any time by the committee, but no amendment that would increase the maximum number of shares that may be subject to options or that may be awarded to a person or that would modify requirements as to eligibility for participation in the Long-Term Incentive Plan will be effective without approval of the stockholders, in accordance with the Internal Revenue Code; and no material revision will be effective without stockholder approval in accordance with the regulations of the SEC and NYSE. No amendment to the Long-Term Incentive Plan may, without the consent of the grantee, alter or impair any grant previously made under the Long-Term Incentive Plan. The Long-Term Incentive Plan will remain in effect until all shares of Citadel common stock reserved for issuance have been purchased or otherwise delivered, except that no awards may be granted under the Long-Term Incentive Plan later than 10 years after its effective date of June 4, 2002.

New Plan Benefits. On a year-to-year basis, the benefits or amounts that will be allocated to eligible employees under the Long-Term Incentive Plan are not determinable. During 2006, the following equity awards were made under the Long-Term Incentive Plan to the following individuals and groups.

Name and Position	Options	Shares of Restricted Stock		Performance Units
Farid Suleman, Chairman and Chief Executive Officer	—	2,868,006	(1)	1,131,994	(1)
Robert G. Freedline, Chief Financial Officer	150,000	100,000		—
Judith A. Ellis, Chief Operating Officer	—	—		100,000
Jacquelyn J. Orr, Vice President, General Counsel and Secretary	—	25,000		—
Patricia Stratford, Senior Vice President—Finance and Administration	—	—		50,000
Randy L. Taylor, Vice President—Finance	—	10,000		—
Executive Group	150,000	3,003,006		1,281,994
Non-Executive Director Group	—	70,000	(2)	—
Non-Executive Officer Employee Group	15,000	191,500		—

(1)	On March 16, 2006, the compensation committee approved the cancellation of the fully vested options to purchase 4,150,000 shares of common stock of the Company at an exercise price of $3.50 per share granted to Mr. Suleman under the Stock Option Agreement, dated April 23, 2002, as amended on June 4, 2002, and replacement of them with 2,868,006 fully vested restricted stock units with deferred distribution dates. In addition, the compensation committee approved the cancellation of Mr. Suleman’s option to purchase 400,000 shares of common stock of the Company at an exercise price of $16.94 granted to him under the Plan on March 26, 2004 and approved the grant of 1,131,994 shares of performance-based restricted stock that will vest over a two-year period subject to certain performance objectives.
(2)	Included in the amount above is 10,000 shares awarded to Ms. Horbach during 2006 which were forfeited on November 6, 2006, the date of her resignation from the Board of Directors.

Certain United States Federal Income Tax Consequences under the Company’s Long-Term Incentive Plan. The following is a brief description of certain federal income tax consequences to the Company and recipients of awards under the Long-Term Incentive Plan. This description is based on the Internal Revenue Code, the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the Internal Revenue Service and other applicable authorities, all as in effect on the date of this proxy statement, and all of which are subject to change, possibly on a retroactive basis.

Incentive Stock Options. Generally the option holder is not taxed and the Company is not entitled to a deduction on either the grant or the exercise of an incentive stock option, so long as the requirements of section 422 of the Internal Revenue Code continue to be met. If the option holder meets the employment requirements and does not dispose of the shares of common stock of the Company acquired upon exercise of an incentive stock option until at least (1) one year after transfer of the shares pursuant to the exercise of the option and (2) two years after the date the option was granted, gain or loss realized on sale of the shares will be treated as long term capital gain or loss. However, the excess of the fair market value of the shares of stock as of the date of exercise over the exercise price is a tax preference item for the purposes of determining the option holder’s alternative minimum tax. If the shares are disposed of before those periods expire, which is called a disqualifying disposition, the option holder will be required to recognize ordinary income in an amount equal to the lesser of (1) the excess, if any, of the fair market value of the common stock of the Company on the date of exercise over the exercise price or (2) if the disposition is a taxable sale or exchange, the amount of gain realized on the disposition. The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option or the sale of incentive stock option shares after exercise unless there has been a disqualifying disposition of the shares. Upon a disqualifying disposition, the Company will generally be entitled, at that time, to a deduction in an amount equal to the amount of ordinary income recognized by the employee.

Non-Qualified Stock Options. The grant of non-qualified stock options under the Long-Term Incentive Plan will not result in the recognition of any taxable income by the participants. A participant will recognize compensation income on the date of exercise of the non-qualified stock option equal to the difference between (i) the fair market value of the acquired shares of common stock of the Company on the date the shares were acquired, and (ii) the exercise price (equal to the fair market value of the common stock of the Company on the date of grant) of the option. The tax basis of these shares for purposes of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option; the holding period of these shares begins on the day following the date of exercise. The compensation income recognized on exercise of the option by an employee is subject to withholding of federal and state income tax and employment tax. Generally, the Company will be entitled to a deduction in the amount reportable as compensation income by the participant on the exercise of a non-qualified stock option.

Limits on Deductibility. Section 280G. Awards made under the Long-Term Incentive Plan may provide for accelerated vesting and/or accelerated payment in the event of a change of control of the Company. If there is a change of control of the Company, amounts paid under the Long-Term Incentive Plan may be characterized as “parachute payments” under section 280G of the Internal Revenue Code. An employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Internal Revenue Code section 4999 and the Company will be denied a deduction with respect to such excess parachute payment pursuant to Internal Revenue Code section 280G. An employee generally is deemed to have received a “parachute payment” if such employee receives compensation that (1) is contingent upon a change in the ownership or control of the Company and (2) exceeds, in the aggregate, an amount equal to three times the employee’s “base amount”. The “base amount” generally is the average of the annual compensation of such employee for the five years preceding the change in ownership or control. An “excess parachute payment” with respect to any employee is the excess of the total parachute payments to such person over such person’s base amount.

Section 162(m). In addition, compensation in excess of $1 million (including amounts treated as compensation as described above) paid to the Company’s Chief Executive Officer (or person acting in that capacity) and the Company’s four other most highly paid executive officers will not be deductible unless the compensation is payable on the achievement of certain performance objectives or meets certain other exceptions under section 162(m) of the Internal Revenue Code.

The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax considerations under the Long-Term Incentive Plan.

PROPOSAL 3—APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE LONG-TERM INCENTIVE PLAN

Our Board of Directors recommends that you vote FOR the approval of the amendment described in this Proposal 3 to increase the number of shares available for issuance under the Citadel Broadcasting Corporation Long-Term Incentive Plan.

Description of Proposal

At the meeting, you will be asked to approve the increase by 8,000,000 of the number of shares of our common stock reserved for issuance under the Long-Term Incentive Plan.

As currently in effect, 10,000,000 shares of common stock have been reserved for issuance in connection with the grant of options and other awards under the Long-Term Incentive Plan. As of March 30, 2007, outstanding restricted stock awards and options to purchase shares of common stock of the Company, in the aggregate, represent 6,690,820 shares of common stock of the Company. As a result, as of March 30, 2007, 2,219,766 shares of common stock remain available for future issuance under the Long-Term Incentive Plan. The securities authorized for issuance under the Long-Term Incentive Plan are described in tabular format on page 45 of this Proxy Statement. On April 17, 2007, the closing price of the Company’s common stock as reported on the NYSE was $9.69. The Long-Term Incentive Plan is intended to promote the long-term interest of the Company by aligning employee financial interests with long-term stockholder value.

The Board of Directors believes that the additional 8,000,000 shares will allow us to continue our long-term incentive program and to achieve the purpose of the Long-Term Incentive Plan. Generally, we expect to award stock options, restricted stock and other awards under the Long-Term Incentive Plan at levels based upon criteria that are comparable to the levels and criteria used in connection with past grants under the Long-Term Incentive Plan. The Board of Directors believes that the proposed increase in the number of shares available for issuance under the Long-Term Incentive Plan is necessary to continue the effectiveness of the Long-Term Incentive Plan in attracting, motivating and retaining outside directors, officers and key employees with appropriate experience and ability to increase the grantees’ alignment of interest with the Company’s stockholders. Should the stockholders approve the proposed amendment to the Long-Term Incentive Plan, the total number of shares of our common stock available for future grants under the Long-Term Incentive Plan would be approximately 11 million shares, not including shares underlying outstanding grants.

For a description of the material terms of the Long-Term Incentive Plan, please see the description included in Proposal 2, which is incorporated by reference into this Proposal 3. A copy of the Long-Term Incentive Plan as proposed to be amended and restated by this Proposal 2 and by Proposal 3 of this Proxy Statement is attached hereto as Appendix A and is incorporated by reference herein. Copies of the Long-Term Incentive Plan also as proposed to be amended and restated by this Proposal 2 and by Proposal 3 of this Proxy Statement are available by writing or telephoning us at the following address: Corporate Secretary, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, (702) 804-5200.

PROPOSAL 4—ADOPTION OF CITADEL BROADCASTING CORPORATION

SENIOR EXECUTIVE ANNUAL BONUS PLAN

The compensation committee of our Board of Directors recommends that you vote FOR the approval of the Senior Executive Annual Bonus Plan (the “Annual Bonus Plan”), as described in this Proposal 4.

Description of Proposal

At the meeting, you will be asked to approved the Annual Bonus Plan. The Annual Bonus Plan is a cash-based incentive compensation program intended to provide “performance-based” compensation (within the contemplation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”)) to certain of our senior executives.

Under Section 162(m) of the Internal Revenue Code, the Company generally may not, for federal income tax purposes, deduct from its income the compensation paid during a taxable year to a person who, on the last day of such year, is the chief executive officer (or person acting in that capacity) or among the four other highest compensated executive officers of the Company and its subsidiaries (each such person, a “covered executive”), to the extent such compensation exceeds $1 million. This limitation, however, does not apply to certain performance-based compensation paid to a covered executive if the material terms of the performance objectives under which such compensation is determined and paid are disclosed to and approved by the stockholders of the Company.

The compensation committee of our Board of Directors recommends that you vote FOR the approval of the Annual Bonus Plan, as described in this Proposal 4.

Summary of the Material Terms of the Annual Bonus Plan

The compensation committee approved a new performance-based plan (the “Annual Bonus Plan”) for named executive officers of the Company. Key terms of the new plan are summarized below. The full text is set forth in Appendix B of this Proxy Statement.

The purpose of the Annual Bonus Plan is to reward, through additional cash compensation, eligible employees for their significant contributions toward improved profitability and growth of the Company by providing performance incentives in a manner that preserves, for tax purposes, the Company’s ability to deduct that compensation. The Annual Bonus Plan is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related Internal Revenue Service regulations. Section 162(m) requires that certain material terms of the Annual Bonus Plan, including the eligibility, business criteria and maximum amounts payable, be approved by the Company’s stockholders.

The Annual Bonus Plan will be administered by the compensation committee or such other committee as appointed by the Board (the “Committee”), which is charged with responsibility for designating eligible participants (“Participants”) and establishing specific “Performance Goals” for each Participant. The number of employees who may be designated as Participants with respect to a particular performance period is not determinable, but it is expected that this number would not exceed six (6). No later than 90 days after the commencement of the twelve (12) month performance period established by the Company (the “Determination Date”), the Committee will establish, in writing, the method for computing the amount of compensation which will be payable under the Annual Bonus Plan to each Participant in the Annual Bonus Plan for such year if the performance goals established by the Committee for such year are attained in whole or in part and if the Participant’s employment by the Company or a subsidiary continues without interruption during that year as permitted by the Annual Bonus Plan. Such method will be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goals and may be different for each Participant.

The Performance Goals will be based on any of the following performance criteria, either alone or in any combination, on a consolidated or individual business, operating unit or divisional level, or any combination thereof, and which shall include or exclude discontinued operations, acquisition expenses and restructuring expenses, as the Committee may determine: earnings per share; net income; revenue growth; market share; ratings; rank; market valuation; broadcast cash flow; free cash flow per share; adjusted earnings before interest, taxes and depreciation; completion of acquisitions, and business expansion.

The Performance Goals must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m). The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition and merger expenses; and effects of divestitures and/or mergers. Any such performance criterion or combination of such criteria may apply to the Participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

The maximum amount of compensation that may be paid under the Annual Bonus Plan to any Participant for any year is $5,000,000. Awards will be paid under the Annual Bonus Plan for any year solely on account of the attainment of the Performance Goals established by the Committee with respect to such year. Awards may also be, but are not required to be, contingent upon the Participant remaining employed by the Company or a subsidiary of the Company during such Annual Bonus Plan year. The Board may amend, modify or terminate the Annual Bonus Plan at any time and the Annual Bonus Plan will remain in effect until terminated by the Board.

On a year-to-year basis, the benefits or amounts that will be allocated to Participants are not determinable. The benefits or amounts that would have been allocated to Participants under the Annual Bonus Plan for 2006 would have been $0 in light of Mr. Suleman’s election to remove himself from consideration to receive such a bonus for calendar year 2006. Although all named executives shall be eligible to receive an annual bonus as determined by the committee for 2007, the committee determined that Mr. Suleman shall be the only Participant for the Annual Bonus Plan for 2007 as set forth below.

NEW PLAN BENEFITS

Senior Executive Annual Bonus Plan

Name and Position	Dollar Value Paid Out for 2006		Target Dollar Value for 2007
Farid Suleman, Chairman and Chief Executive Officer	$—	(1)	$1 million to $2 million
Robert G. Freedline, Chief Financial Officer	$—		$—
Judith A. Ellis, Chief Operating Officer	$—		$—
Jacquelyn J. Orr, Vice President, General Counsel and Secretary	$—		$—
Patricia Stratford, Senior Vice President—Finance and Administration	$—		$—
Randy L. Taylor, Vice President—Finance	$—		$—
Executive Group	$—		$—
Non-Executive Director Group	$—		$—
Non-Executive Officer Employee Group	$—		$—

(1)	No bonus was paid to Mr. Suleman, in calendar 2006, as he removed himself from consideration to receive such a bonus.

PROPOSAL 5—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has appointed the firm of Deloitte & Touche LLP, independent registered public accountants, as the Company’s independent registered public accountants for the year ending December 31, 2007.

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants in this Proposal 5.

Representation of Independent Registered Accountants at Annual Meeting

A representative of Deloitte & Touche LLP will be present at the annual meeting, will be offered the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

Deloitte & Touche LLP was engaged as the Company’s independent registered public accountants for the year ended December 31, 2006. The aggregate fees and out-of-pocket expenses billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements and the audit of management’s report on internal controls for the fiscal years ended December 31, 2006 and 2005 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for each year ended December 31, 2006 and 2005 were approximately $730,000 and $703,000, respectively.

Audit-Related Fees

The aggregate fees and out-of-pocket expenses billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s 401(k) plan for the years ended December 31, 2006 and 2005 were approximately $32,000 and $25,000, respectively.

Tax Fees

The aggregate fees and out-of-pocket expenses billed by Deloitte & Touche LLP for professional services rendered in connection with tax compliance, tax advice, and tax planning for the years ended December 31, 2006 and 2005 were approximately $155,000 and $0, respectively.

All Other Fees

The aggregate fees and out-of-pocket expenses billed by Deloitte & Touche LLP for professional services rendered in conjunction with the ABC Radio Merger Agreement for the year ended December 31, 2006 and 2005 were approximately $503,000 and $294,000, respectively.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures requiring audit committee review and approval in advance of all particular engagements for services provided by the Company’s independent registered public accountants. Prior to rendering any audit and non-audit professional services, Deloitte & Touche LLP discusses such services with the audit committee, and the committee pre-approves the scope of such services and the related estimated fees. The scope of all audit and non-audit services rendered by Deloitte & Touche LLP during the year ended December 31, 2006 was pre-approved by the audit committee.

During the approval process, the audit committee considers the impact of the scope of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with the SEC rules and regulations.

SUBMISSION OF STOCKHOLDER PROPOSALS

It is anticipated that the 2008 annual meeting of stockholders of the Company will be held in May 2008. Any stockholders who intend to present proposals at the 2008 annual meeting of stockholders, and who wish to have such proposals included in the Company’s Proxy Statement for the 2008 annual meeting, must ensure that such proposals are received by the Secretary of the Company not later than December 19, 2007. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company’s 2008 proxy solicitation material. Any proposals should be sent to the Secretary, Citadel Broadcasting Corporation, 7201 West Lake Mead Boulevard, Suite 400, Las Vegas, Nevada 89128.

In addition, the Company’s by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice generally must be delivered to or mailed and received at the principal executive office of the Company, not less than 45 days nor more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of the stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, to be timely, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the public announcement of the date of such meeting is first made. To be in proper written form, the notice must contain certain information concerning the nominee and the stockholder submitting the nomination. These provisions may preclude stockholders from bringing matters before an annual meeting of the stockholders or from making nominations for directors at an annual meeting of stockholders.

OTHER MATTERS

The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by the Company. No solicitation other than by mail is contemplated. The Company will reimburse brokers, banks, institutions and others holding common stock of the Company as nominees for their expenses in sending proxy solicitation material to the beneficial owners of such common stock of the Company and obtaining their proxies.

Eligible beneficial stockholders who share a single address may have received a notification that only one copy of the Annual Report and Proxy Statement will be sent to that address unless the broker, bank, institutions or other nominee that provided the notification received contrary instructions from any beneficial stockholder at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. However, if a beneficial stockholder at such an address wishes to receive a separate Annual Report or Proxy Statement this year or in the future, the stockholder may contact the Secretary of Citadel Broadcasting Corporation at (702) 804-5200 or at 7201 West Lake Mead Boulevard, Suite 400, Las Vegas, Nevada 89128. Eligible registered stockholders receiving multiple copies of these documents can request householding by contacting the Company in the same manner. Persons holding shares through a bank, broker, institutions or other nominee can request householding by contacting the nominee.

By Order of the Board of Directors

Jacquelyn J. Orr

Secretary

Las Vegas, Nevada

April 18, 2007

APPENDIX A

CITADEL BROADCASTING CORPORATION

AMENDED AND RESTATED 2002 STOCK OPTION AND AWARD PLAN

(As Proposed to be Amended and Restated May 22, 2007)

1. PURPOSE.

The purpose of this Plan is to strengthen Citadel Broadcasting Corporation, a Delaware corporation (the “Company”) and its Subsidiaries, by providing an incentive to its employees, officers, consultants and directors and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Options and Awards (as each term is herein defined).

2. DEFINITIONS.

For purposes of the Plan:

2.1. “Affiliate” means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.

2.2. “Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

2.3. “Award” means a grant of Restricted Stock, Phantom Stock, a Stock Appreciation Right, a Performance Award, a Share Award or any or all of them.

2.4. “Board” means the Board of Directors of the Company.

2.5. “Cause” means:

(a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of “Cause,” the term “Cause” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

(b) in all other cases, (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); PROVIDED, HOWEVER, that following a Change in Control clause (i) of this Section 2.5(b) shall not constitute “Cause.”

2.6. “Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.7. A “Change in Control” shall mean the occurrence of any of the following:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act), other than any of the Forstmann Little Partnerships or any of their Affiliates, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the then-outstanding Shares or the combined voting power of the Company’s then-outstanding Voting Securities; PROVIDED, HOWEVER, that in determining whether a Change in Control has occurred pursuant to this Section 2.7(a), the acquisition of Shares or Voting Securities in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b) The individuals who, as of immediately following the completion of the Initial Public Offering, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as hereinafter defined), the board of directors of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; PROVIDED, HOWEVER, that, if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; and PROVIDED, FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization (1) with or into the Company or a direct or indirect subsidiary of the Company or (2) in which securities of the Company are issued (a “Merger”), unless such Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger in which:

(A) the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(ii) A complete liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity, (y) a transfer under conditions that would constitute a Non-Control Transaction, with the disposition of assets being regarded as a Merger for this purpose or (z) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; PROVIDED that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

If an Eligible Individual’s employment is terminated by the Company without Cause prior to the date of a Change in Control, but the Eligible Individual reasonably demonstrates that the termination (A) was at the request of a third party that has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control that has been threatened or proposed, such termination shall be deemed to have occurred after such Change in Control for purposes of the Plan, so long as such Change in Control shall actually have occurred.

2.8. “Code” means the Internal Revenue Code of 1986, as amended.

2.9. “Committee” means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

2.10. “Company” means Citadel Broadcasting Corporation, and any successor thereto.

2.11. “Director” means a director of the Company.

2.12. “Disability” means:

(a) in the case of an Optionee or Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of “Disability”, the term “Disability” as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; or

(b) the term “Disability” as used in the Company’s long-term disability plan, if any; or

(c) if neither (a) nor (b) is applicable, the term “Disability” as used in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Optionee’s or Grantee’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

2.13. “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

2.14. “Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

2.15. “Eligible Director” means any individual who is a Director as of the pricing of the Shares in an Initial Public Offering or who has consented to become a Director immediately following the completion of an Initial Public Offering and who is neither (1) an officer or employee of the Company or any of its Subsidiaries nor (2) a general partner of any partnership affiliated with the Forstmann Little Partnerships.

2.16. “Eligible Individual” means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any director, officer or employee of the Company or a Subsidiary, (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment, or (c) any consultant or advisor of the Company or a Subsidiary.

2.17. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18. “Fair Market Value” on any date means (a) the closing price in the primary trading session for a Share on such date on the stock exchange, if any, on which Shares are primarily traded (or if no Shares were traded on such date, then on the most recent previous date on which any Shares were so traded), (b) if clause (a) is not applicable, the closing price of the Shares on such date on The Nasdaq Stock Market at the close of the primary trading session (or if no Shares were traded on such date, then on the most recent previous date on which any Shares were so traded) or (c) if neither clause (a) nor clause (b) is applicable, the value of a Share for such date as established by the Committee, using any reasonable method of valuation.

2.19. “Forstmann Little Partnerships” shall mean Forstmann Little & Co. Equity Partnership-VI, L.P.; Forstmann Little & Co. Equity Partnership-VII, L.P.; Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P.; and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P.

2.20. “Grantee” means a person to whom an Award has been granted under the Plan.

2.21. “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.22. “Initial Public Offering” means the consummation of the first public offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.

2.23. “Nonemployee Director” means a director of the Company who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.24. “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

2.25. “Option” means a Nonqualified Stock Option, an Incentive Stock Option, or either or both of them.

2.26. “Optionee” means a person to whom an Option has been granted under the Plan.

2.27. “Outside Director” means a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.28. “Parent” means any corporation which is a parent corporation within the meaning of Section 424(e) of the Code with respect to the Company.

2.29. “Performance Awards” means Performance Units, Performance Shares or either or both of them.

2.30. “Performance-Based Compensation” means any Option or Award that is intended to constitute “performance-based compensation” within the meaning of Section 162(m) (4) (C) of the Code and the regulations promulgated thereunder.

2.31. “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

2.32. “Performance Objectives” has the meaning set forth in Section 8.

2.33. “Performance Shares” means Shares issued or transferred to an Eligible Individual under Section 8.

2.34. “Performance Units” means Performance Units granted to an Eligible Individual under Section 8.

2.35. “Phantom Stock” means a right granted to an Eligible Individual under Section 9 representing a number of hypothetical Shares.

2.36. “Plan” means this Citadel Broadcasting Corporation 2002 Stock Option and Award Plan, as amended and restated from time to time.

2.37. “Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 7.

2.38. “Share Award” means an Award of Shares granted pursuant to Section 9.

2.39. “Shares” means the Class A common stock, par value $.01 per share, of the Company, and any other securities into which such shares are changed or for which such shares are exchanged.

2.40. “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 6 hereof.

2.41. “Subsidiary” means (a) except as provided in subsection (b) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (b) in relation to the eligibility to receive Options or Awards other than Incentive Stock Options and continued employment for purposes of Options and Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns 50% or more of the outstanding equity or other ownership interests.

2.42. “Successor Corporation” means a corporation, or a Parent or Subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

2.43. “Ten-Percent Stockholder” means an Eligible Individual, who at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b) (6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Parent or a Subsidiary.

2.44. “Transition Period” means the period beginning with the Initial Public Offering and ending as of the earlier of (i) the date of the first annual meeting of stockholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Initial Public Offering occurs, or (ii) the expiration of the “reliance period” under Treasury Regulation Section 1.162-27(f)(2).

3. ADMINISTRATION.

3.1. The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. If the Committee consists of more than one (1) member, a quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least one (1) Director and may consist of the entire Board; PROVIDED, HOWEVER, that (A) if the Committee consists of less than the entire Board, then with respect to any Option or Award to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors each of whom shall be a Nonemployee Director and (B) to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two (2) Directors, each of whom shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director and an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. Subject to applicable law and Section 3.4 of the Plan, the Committee may delegate its authority under the Plan to any other person or persons.

3.2. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.3. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

(b) select those Eligible Individuals to whom Awards shall be granted under the Plan and to determine the number of Shares with respect to which each Award is granted, the terms and conditions (which need not identical) of each such Award, and make any amendment or modification to Award Agreement consistent with the terms of the Plan;

(c) to construe and interpret the Plan and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

(d) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(e) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(f) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

3.4. The Board may delegate to one or more officers of the Company the authority (a) to designate the officers and employees who shall be Eligible Individuals and (b) to determine the Options or Awards to be granted to any such Eligible Individuals; PROVIDED HOWEVER, that no officer of the Company shall have the authority to grant Options or Awards to himself or herself. Any such delegation shall be made by resolution of the Board, and such resolution shall set forth the total number of Options and Awards subject to such delegation.

4. STOCK SUBJECT TO THE PLAN; GRANT LIMITATIONS.

4.1. Subject to adjustment as provided in Section 11, the maximum number of Shares that may be transferred pursuant to the settlement of Options and Awards granted under the Plan is eighteen million

(18,000,000). The Company shall reserve, for the purposes of the Plan, such number of Shares out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each.

4.2. In connection with the settlement of an Option or an Award, the number of Shares available for grant under Section 4.1 shall be reduced by the number of Shares transferred in respect of such Option or Award; PROVIDED, HOWEVER, that if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the exercise price, the maximum number of Shares available under Section 4.1 shall be increased by the number of Shares so tendered.

4.3. Whenever any outstanding Option or Award or portion thereof, expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

4.4. In no event may more than 10,000,000 Shares be issued upon the exercise of Incentive Stock Options granted under the Plan.

5. OPTION GRANTS FOR ELIGIBLE INDIVIDUALS.

5.1. AUTHORITY OF COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary.

5.2. EXERCISE PRICE. The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; PROVIDED, HOWEVER, that the exercise price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

5.3. MAXIMUM DURATION. Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; PROVIDED, HOWEVER, that unless the Committee provides otherwise, an Option (other than an Incentive Stock Option) may, upon the death of the Optionee prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Optionee’s death even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

5.4. VESTING. Each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5. LIMITATIONS ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

5.6. NON-TRANSFERABILITY. No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option may be transferred to members of the Optionee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Optionee. For this purpose, immediate family means the Optionee’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

5.7. METHOD OF EXERCISE. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted; PROVIDED, HOWEVER, that Options may not be exercised by an Optionee for twelve months following a hardship distribution to the Optionee, to the extent such exercise is prohibited under Treasury Regulation Sections 1.401(k)-1(d) (2) (iv) (B) (4). The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid in (a) cash or (b) if permitted by the Committee in its discretion, through the transfer, either actually or by attestation, to the Company of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee. In addition, Options may be exercised through cashless exercise procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation fractional Option and rounded to the Option to the Secretary of the Company who shall endorse thereon of such exercise and return such Agreement to the Optionee. No Shares (or cash in lieu thereof) shall be issued upon exercise of an the number of Shares that may be purchased upon exercise shall be the nearest number of whole Shares.

5.8. RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

5.9. SECTION 409A COMPLIANCE. It is the Company’s intent that no Option shall be treated as a payment of deferred compensation for purposes of Section 409A of the Code and that any ambiguities in construction be interpreted to effectuate such intent.

5.10. MAXIMUM NUMBER OF OPTIONS. The maximum number of Options that may be granted to any Optionee in any 12-month period commencing after the expiration of the Transition Period is 5,000,000.

6. STOCK APPRECIATION RIGHTS.

The Committee may in its discretion grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement.

6.1. EXERCISE PRICE. No Stock Appreciation Right may be issued unless (a) the exercise price of the Stock Appreciation Right may never be less than the Fair Market Value of the underlying Shares on the date of grant and (b) the Stock Appreciation Right does not provide for the deferral of compensation other than deferral of recognition of income until the exercise of the Stock Appreciation Right.

6.2. TERMS OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; PROVIDED, HOWEVER, that the Committee may provide that a Stock Appreciation Right may, upon the death of the Grantee, be exercised for up to one (1) year following the date of the Grantee’s death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted. Upon exercise of a Stock Appreciation Right, the Grantee shall be entitled to receive a distribution of Shares having a Fair Market Value equal to an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

6.3. NON-TRANSFERABILITY. No Stock Appreciation Right shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

6.4. METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

6.5. FORM OF PAYMENT. Payment of the amount determined under Sections 6.2 shall be made solely in whole Shares in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right. If the amount payable in Shares results in a fractional Share, no payment shall be made for the fractional Share.

6.6. COMPLIANCE WITH SECTION 409A. It is the Company’s intent that no Stock Appreciation Right shall be treated as a payment of deferred compensation for purposes of Section 409A of the Code and that any ambiguities in construction be interpreted to effectuate such intent.

6.7. MAXIMUM NUMBER OF STOCK APPRECIATION RIGHTS. The maximum number of Stock Appreciation Rights that may be granted to any Grantee in any 12-month period commencing after the expiration of the Transition Period is 5,000,000.

7. RESTRICTED STOCK.

7.1. GRANT. The Committee may grant Awards to Eligible Individuals of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 7.

7.2. RIGHTS OF GRANTEE. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, or any documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

7.3. NON-TRANSFERABILITY. Until all restrictions upon the shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 7.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

7.4. LAPSE OF RESTRICTIONS. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

7.5. DELIVERY OF SHARES. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

7.6. COMPLIANCE WITH SECTION 409A. It is the Company’s intent that Restricted Stock shall not be treated as a payment of deferred compensation for purposes of Section 409A of the Code and that any ambiguities in construction be interpreted to effectuate such intent.

8. PERFORMANCE AWARDS.

8.1. PERFORMANCE UNITS. The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Section 8.3(c) of (a) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee, (b) in the case of dollar-denominated Performance Units, the specified dollar amount or (c) a percentage (which may be more than 100%) of the amount described in clause (a) or (b) depending on the level of Performance Objective attainment; PROVIDED, HOWEVER, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(a) VESTING AND FORFEITURE. Subject to Sections 8.3(c) and the terms of relevant Agreement, a Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

(b) PAYMENT OF AWARDS. Subject to Section 8.3(c), payment to Grantees in respect of vested Performance Units shall be made in accordance with the terms of the relevant Agreement. Such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment.

8.2. PERFORMANCE SHARES. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

(a) RIGHTS OF GRANTEE. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; PROVIDED, HOWEVER, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b) NON-TRANSFERABILITY. Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 8.2(c), such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

(c) LAPSE OF RESTRICTIONS. Subject to Sections 8.3(c), restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

(d) DELIVERY OF SHARES. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

8.3. PERFORMANCE OBJECTIVES.

(a) ESTABLISHMENT. Performance Objectives for Performance Awards may be expressed in terms of earnings per Share, net income, revenue growth, market share, ratings, rank, market valuation, broadcast cash flow, cash flow per Share, adjusted earnings before interest, taxes and depreciation, Share price, pre-tax profits, net earnings, return on equity or assets, sales, any combination of the foregoing or, with respect to Performance Awards payable prior to the end of the Transition Period, such other criteria as the Committee may determine. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition and merger expenses; effects of divestitures and/or mergers and other items identified by the Committee in its discretion. Any such performance criterion or combination of such criteria may apply to the award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

(b) EFFECT OF CERTAIN EVENTS. At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-Based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

(c) DETERMINATION OF PERFORMANCE. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-based Compensation.

8.4. NON-TRANSFERABILITY. Until the vesting of Performance Units or the lapsing of any restrictions on Performance Shares, as the case may be, such Performance Units or Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

8.5. COMPLIANCE WITH SECTION 409A. Unless otherwise provided in an Agreement, it is the Company’s intent that no Performance Unit be treated as a grant of deferred compensation for the purposes of Section 409A of the Code and that all ambiguities in construction be interpreted to effectuate such intent.

8.6. MAXIMUM NUMBER OF PERFORMANCE AWARDS. The maximum number of Shares that may be subject to Performance Awards granted after the expiration of the Transition Period to any Grantee in any 12-month period is 5,000,000. The maximum amount that can be paid out in cash to any Grantee in respect of any Performance Awards granted after the expiration of the Transition Period to such Grantee in any 12-month period is the Fair Market Value of 5,000,000 Shares.

9. OTHER SHARE-BASED AWARDS.

9.1. SHARE AWARDS. The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

9.2. PHANTOM STOCK AWARDS.

(a) GRANT. The Committee may, in its discretion grant shares of Phantom Stock to any Eligible Individuals. Such shall be subject to the terms and conditions established by the set forth in the applicable Agreement.

(b) PAYMENT OF AWARDS. Upon the vesting of a Phantom Stock Award, the Grantee shall be entitled to receive a cash payment in respect of each share of Phantom Stock which shall be equal to the Fair Market Value of a Share as of the date the Phantom Stock Award was granted, or such other date as determined by the Committee at the time the Phantom Stock Award was granted. The

Committee may, at the time a Phantom Stock Award is granted, provide a limitation on the amount payable in respect of each share of Phantom Stock. In lieu of a cash payment, the Committee may settle Phantom Stock Awards with Shares equal in number to the shares of Phantom Stock.

(c) COMPLIANCE WITH SECTION 409A. Unless otherwise provided in an Agreement, it is the Company’s intent that no Share Award or Phantom Stock Award be treated as the payment of deferred compensation for the purposes of Section 409A of the Code and that any ambiguities in construction be interpreted to effectuate such intent.

10. EFFECT OF A TERMINATION OF EMPLOYMENT.

The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.

11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

(a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefor, if applicable, (iii) the maximum number and class of Shares or other stock or securities with respect to which Incentive Stock Options may be granted to any Eligible Individual during any calendar year and (iv) the Performance Objectives.

(b) Any such adjustment in the Shares or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h) (3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, or (ii) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Option or Award as Performance-Based Compensation.

(c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

12. EFFECT OF CERTAIN TRANSACTIONS.

The Committee may, at the time an Option or Award is granted or at any time thereafter, determine the effect of a Change in Control on the Option or Award, which may include the termination of an Option or Award in exchange for a payment in an amount determined by the Committee prior to the Change in Control to be equitable. In addition, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; PROVIDED, HOWEVER, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. The treatment of any Option or Award as provided in this Section 12 shall be conclusively presumed to be appropriate for purposes of Section 11.

13. INITIAL PUBLIC OFFERING OPTION GRANTS FOR ELIGIBLE DIRECTORS.

13.1. GRANT. Effective as of the pricing of shares in an Initial Public Offering, each Eligible Director shall be granted an Option (the “IPO Option”) in respect of fifty thousand (50,000) Shares. The IPO Option shall be evidenced by an Agreement containing the terms set forth in this Section 13 and such other terms not inconsistent therewith as determined by the Committee.

13.2. PURCHASE PRICE. The purchase price for Shares under each IPO Option shall be equal to the Initial Public Offering price.

13.3. EXERCISABILITY. Subject to Section 13.4, each IPO Option shall become fully exercisable with respect to one-third of the Shares subject thereto on each of the first through third anniversaries of the date of grant so long as the Optionee continues to serve as a Director as of each such date.

13.4. DURATION. Each IPO Option shall terminate on the date which is the tenth anniversary of the date of grant, unless terminated earlier as follows:

(a) If an Optionee’s service as a Director terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise the IPO Option granted to the Optionee hereunder to the extent, and only to the extent, that such Option or portion thereof was exercisable as of the date the Optionee’s service as a Director terminated, after which time the IPO Option shall automatically terminate in full to the extent unexercised.

(b) If an Optionee’s service as a Director terminates by reason of the Optionee’s resignation or removal from the Board due to Disability, the Optionee may for a period of twelve (12) months after such termination exercise the IPO Option granted to the Optionee hereunder to the extent, and only to the extent, that such IPO Option or portion thereof was exercisable as of the date the Optionee’s service as Director terminated, after which time the IPO Option shall automatically terminate in full to the extent unexercised.

(c) If an Optionee’s service as a Director terminates for Cause, the IPO Option granted to the Optionee hereunder shall immediately terminate in full to the extent unexercised.

(d) If an Optionee dies while a Director or within three (3) months after termination of service as a Director as described in Section 13.4(a) or within twelve (12) months after termination of service as a Director as described in Section 13.4(b), the IPO Option granted to the Optionee hereunder which has not then automatically terminated pursuant to this Section 13 may be exercised at any time within twelve (12) months after the Optionee’s death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full to the extent unexercised.

14. INTERPRETATION.

Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

(a) The Plan and each Option and Award under the Plan are intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based

Compensation. The Committee shall not have the ability to exercise any discretion, and shall not exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation.

(c) To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) of the Code, that Plan provision shall cease to apply.

15. TERMINATION AND AMENDMENT OF THE PLAN OR MODIFICATION OF OPTIONS AND AWARDS.

15.1. PLAN AMENDMENT OR TERMINATION. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; PROVIDED, HOWEVER, that:

(a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan;

(b) to the extent necessary under any applicable law, regulation or exchange requirement no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

15.2. MODIFICATION OF OPTIONS AND AWARDS. Subject to Section 12, no modification of an Option or Award shall adversely alter or impair any rights or obligations under the Option or Award without the consent of the Optionee or Grantee, as the case may be; provided that the Committee may, without the consent of an Optionee or Grantee, amend outstanding Options and/or Awards in any matter the Committee determines in good faith is reasonable to avoid imposition of any penalty under Section 409A of the Code; PROVIDED, FURTHER, the Company shall not be required to take any such action and shall have no direct or indirect responsibility or liability for any taxes, penalties or interest imposed under Section 409A of the Code.

16. NON-EXCLUSIVITY OF THE PLAN.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17. LIMITATION OF LIABILITY.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

18. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

18.1. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

18.2. The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

18.3. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

18.4. Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

18.5. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

19. MISCELLANEOUS.

19.1. MULTIPLE AGREEMENTS. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

19.2. WITHHOLDING OF TAXES.

(a) At such times as an Optionee or Grantee recognizes wages in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes, employment taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”). The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. The Committee may provide in the Agreement at the time of grant, or at any time thereafter, that the Optionee or Grantee, in satisfaction of the obligation to pay Withholding Taxes, may elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

(b) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

19.3. EFFECTIVE DATE. The effective date of this Plan shall be as determined by the Board, subject only to the approval by the holders of a majority of the securities of the Company entitled to vote thereon, in accordance with applicable law, within twelve (12) months of the adoption of the Plan by the Board.

19.4. POST-TRANSITION PERIOD. Following the Transition Period, any Option, Stock Appreciation Right or Performance Award granted under the Plan which is intended to be Performance-Based Compensation, shall be subject to the approval of the material terms of the Plan by a majority of the stockholders of the Company in accordance with Section 162(m) of the Code and the regulations promulgated thereunder.

APPENDIX B

CITADEL BROADCASTING CORPORATION

SENIOR EXECUTIVE ANNUAL BONUS PLAN

1.	Purpose

This annual incentive plan (the “Plan”) is applicable to those employees of Citadel Broadcasting Corporation (the “Company”) and its subsidiaries who are executive officers of the Company (“Covered Employees”), including members of the Board of Directors who are such employees.

The Plan is designed to reward, through additional cash compensation, Covered Employees for their significant contribution toward improved profitability and growth of the Company.

2.	Eligibility

All Covered Employees shall be eligible to be selected to participate in this Plan. The compensation committee or such other committee (“Committee”) as appointed by the Board of Directors of the Company (the “Board”) shall select the Covered Employees who shall participate in this Plan (“Participants”) in any year no later than ninety (90) days after the commencement of the twelve (12) month performance period selected by the Committee or such earlier or later date as may be the applicable deadline for the establishment of performance goals permitting the compensation payable to such Covered Employee for such year hereunder to qualify as “qualified performance-based compensation” under Treasury Regulation section 1.162-27(e) as applicable (the “Determination Date”).

To the extent permitted by section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) a Covered Employee participating in this Plan may be permitted to participate in any other annual incentive plan established by the Company.

3.	Administration

The Plan shall be administered by the Committee. The Committee shall be comprised exclusively of members of the Board who are “outside directors” within the meaning of section 162(m)(4)(C) Code of 1986 and Treasury Regulation section 1.162-27(e)(3). The Committee shall have the authority, subject to the provisions herein: (a) to select Covered Employees to participate in the Plan; (b) to establish and administer the performance goals and the award opportunities applicable to each Participant and certify whether the goals have been attained; (c) to construe and interpret the Plan and any agreement or instrument entered into under the Plan; (d) to establish, amend, and waive rules and regulations for the Plan’s administration; and (e) to make all other determinations which may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all Covered Employees, Participants and anyone claiming under or through any of them.

4.	Establishment Of Performance Goals And Award Opportunities

No later than the Determination Date for each year, the Committee shall establish, in writing, the method for computing the amount of compensation which will be payable under the Plan to each Participant in the Plan for such year if the performance goals established by the Committee for such year are attained in whole or in part and if the Participant’s employment by the Company or a subsidiary continues without interruption during that year as permitted by the Plan. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goals and may be different for each Participant. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any award hereunder, within the meaning of Treasury Regulation section 1.162-27(e)(2)(iii)(A).

No later than the Determination Date for each year, the Committee shall establish in writing the performance goals for such year, which shall be based on any of the following performance criteria, either alone or in any combination, on a consolidated and/or individual business, operating unit or divisional level, or any combination thereof, and which shall include or exclude discontinued operations, acquisition expenses and restructuring expenses, as the Committee may determine: earnings per share; net income; revenue growth; market share; ratings; rank; market valuation; broadcast cash flow; free cash flow per share; adjusted earnings before interest, taxes, and depreciation; completion of acquisitions and business expansion; or such other criteria as specifically outlined and detailed by the Committee. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition and merger expenses; and effects of divestitures and/or mergers. Any such performance criterion or combination of such criteria may apply to the Participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

5.	Maximum Award

The maximum amount of compensation that may be paid under the Plan to any Participant for any year is $5,000,000.

6.	Attainment Of Performance Goals Required

Awards shall be paid under this Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year. Awards may be, but are not required to be, contingent upon the Participant remaining employed by the Company or a subsidiary of the Company during such Plan year. In the event of termination of employment by reason of death, disability or retirement (each as determined by the Committee) or pursuant to a written agreement with the Company during the Plan year, an award shall be payable under this Plan to the Participant or the Participant’s estate for such year, which shall be paid at the same time as the award the Participant would have received for such year had no termination of employment occurred or in accordance with the terms of the written agreement with the Company and which shall be equal to the amount of such award multiplied by a fraction the numerator of which is the number of full or partial calendar months elapsed in such year prior to termination of employment and the denominator of which is the number twelve. Unless otherwise specified by the Committee, a Participant whose employment terminates prior to the end of a Plan year for any reason not excepted above shall not be entitled to any award under the Plan for that year.

7.	Shareholder Approval And Committee Certification Contingencies: Payment Of Awards

Payment of any awards under this Plan shall be contingent upon the affirmative vote of the stockholders of at least a majority of the votes cast (including abstentions) approving the Plan. Unless and until such shareholder approval is obtained, no award shall be paid pursuant to this Plan. Subject to the provisions of Paragraph 6 above relating to death, disability and retirement, payment of any award under this Plan shall also be contingent upon the compensation committee’s certifying in writing that the performance goals and any other material terms applicable to such award were in fact satisfied, in accordance with applicable treasury regulations under Code section 162(m). Unless and until the Committee so certifies, such award shall not be paid. Unless the Committee provides otherwise, (a) earned awards shall be paid promptly following such certification, and (b) such payment shall be made in cash (subject to any payroll tax withholding or other applicable taxes as the Company may determine applies) or in stock compensation, as determined in the discretion of the Company. Payment of any awards under this Plan shall be paid within two-and-one-half (2 1/2) months of the end of the year in which the Covered Employee vests in his or her right to receive the award.

To the extent necessary for purposes of Code section 162(m), this Plan shall be resubmitted to stockholders for their reapproval with respect to awards payable for the taxable years of the Company commencing on and after the five (5) year anniversary of initial shareholder approval.

8.	Amendment. Termination And Term Of Plan

The Board of Directors may amend, modify or terminate this Plan at any time. The Plan will remain in effect until terminated by the Board.

9.	Interpretation And Construction

Any provision of this Plan to the contrary notwithstanding, (a) awards under this Plan are intended to qualify as “qualified performance-based compensation” under Treasury Regulation 1.162-27(e) and (b) any provision of the Plan that would prevent an award under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. No provision of the Plan, nor the selection of any eligible employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any Participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the Participant provides otherwise. Both the Participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

10.	Governing Law

The terms of this Plan shall be governed by the laws of the State of Delaware, without reference to the conflicts of laws principles thereof.

Proxy Card - CITADEL BROADCASTING CORPORATION

7201 WEST LAKE MEAD BLVD., Suite 400

Las Vegas, NV 89128

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Farid Suleman and Jacquelyn J. Orr, each of them, as proxyholders and attorneys-in-fact of the undersigned with full power of substitution to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Citadel Broadcasting Corporation, to be held at the New York Marriott East Side Hotel, 525 Lexington Avenue, Aftor Room, New York, NY 10017, on Tuesday, May 22, 2007 at 8:30 a.m., eastern time and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 18, 2007, and a copy of Citadel Broadcasting Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Citadel Broadcasting Corporation, given notice of such revocation.

This proxy, when properly executed, will be voted in accordance with the specifications made by the undersigned shareholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED “FOR” EACH NOMINEE SET FORTH ON THE REVERSE SIDE AND “FOR” THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE OBJECTIVES THAT MAY APPLY TO PERFORMANCE-BASED AWARDS UNDER THE CITADEL BROADCASTING CORPORATION AMENDED AND RESTATED 2002 LONG-TERM INCENTIVE PLAN AND “FOR” THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE CITADEL BROADCASTING CORPORATION LONG-TERM INCENTIVE PLAN AND “FOR” THE APPROVAL AND ADOPTION OF THE CITADEL BROADCASTING CORPORATION SENIOR EXECUTIVE ANNUAL BONUS PLAN AND "FOR" THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS AND “FOR” PROVIDING FARID SULEMAN AND JACQUELYN J. ORR WITH DISCRETIONARY AUTHORITY TO ACT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CITADEL BROADCASTING CORPORATION

C/O COMPUTERSHARE INVESTOR SERVICES

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCBC51

☒	Please mark votes as in this example.	3518

				For	Against	Abstain

1.          Election of three Class I directors to serve for a three-year term until the 2010 Annual Meeting of Stockholders and until their successors have been duly elected and qualified (or their earlier resignation or replacement):

2.          To approve the material terms of the performance objectives that may apply to performance-based awards under the Citadel Broadcasting Corporation Amended and Restated 2002 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) and related modifications to the Long-Term Incentive Plan.

				☐	☐	☐
Nominees: (01) J. Anthony Forstmann, (02) Charles P. Rose, Jr., and (03) Wayne T. Smith
				For	Against	Abstain
For All Nominees	Withheld From All Nominees	For All Nominee(s) Except as Written Below	3. To approve the increase in the number of shares of common stock available for issuance under the Long-Term Incentive Plan by 8,000,000 shares.	☐	☐	☐
☐	☐	☐
				For	Against	Abstain
			4. To approve the adoption of the Citadel Broadcasting Corporation Senior Executive Annual Bonus Plan.	☐	☐	☐
				For	Against	Abstain
			5. To ratify the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2007.	☐	☐	☐
				For	Against	Abstain
			6. To provide Farid Suleman and Jacquelyn J. Orr with discretionary authority to act upon such other matters as may properly come before the meeting.	☐	☐	☐

			MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

			MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD